As filed with the Securities and Exchange Commission on June 15, 2007

File No. 333-142729

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STONE TAN CHINA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	20-8387484
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9191 Towne Center Drive,
Suite 410
San Diego, California 92122
(858) 450-1505

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Tan, Chief Executive Officer
Stone Tan China Acquisition Corp.
9191 Towne Centre Drive,
Suite 410
San Diego, California 92122
(858) 450-1505

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Fran Stoller, Esq.	Jonathan Klein, Esq.
Giovanni Caruso, Esq.	William Haddad, Esq.
Loeb & Loeb LLP	DLA Piper LLP
345 Park Avenue	1251 Avenue of the Americas
New York, New York 10154	New York, New York 10020
Telephone:(212) 407-4935	Telephone:(212) 335-4902
Facsimile:(212) 214-0706	Facsimile:(212) 335-4501
fstoller@loeb.com	jonathan.klein@dlapiper.com

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, and one warrant(3)	14,375,000	$8.00	$115,000,000	$3,531
Common stocks included as part of the units(3)	14,375,000	—	—	0	(4)
Warrants included as part of the units(3)	14,375,000	—	—	0	(4)
Shares of common stock underlying the warrants included in the units	14,375,000	$6.00	$86,250,000	$2,648
Representative’s Unit Purchase Option	1	$100.00	$100	0	(4)
Units underlying Representative’s Unit Purchase Option	1,250,000	$10.00	$12,500,000	$384
Shares of common stock included as part of the units underlying the Representative’s Unit Purchase Option	1,250,000	—	—	0	(4)
Warrants included as part of the units underlying the Representative’s Unit Purchase Option	1,250,000	—	—	0	(4)
Shares of common stock underlying warrants included as part of the units underlying the Representative’s Unit Purchase Option	1,250,000	$6.00	$7,500,000	$231
Total			$221,250,100	$6,794	(5)

(1)          Pursuant to Rule 416, there are also being registered such number of additional securities as may be issued as a result of stock splits, stock dividends or similar transactions.

(2)          Estimated solely for the purpose of calculating the registration fee.

(3)          Includes 1,875,000 units, and 1,875,000 shares of common stock and 1,875,000 warrants underlying such units, which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(4)          No fee pursuant to Rule 457(g).

(5)          Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Preliminary Prospectus
Subject To Completion, June 15, 2007

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

STONE TAN CHINA ACQUISITION CORP.

$100,000,000

12,500,000 Units

Stone Tan China Acquisition Corp. is a Delaware blank check company recently formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, or control through contractual arrangements, an operating business having its primary operations in the People’s Republic of China. As used in this prospectus “business combination” shall mean the initial acquisition by us of a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration. Although certain persons employed by businesses owned by our Chief Executive Officer, on our behalf, contacted a limited number of potential target businesses several months prior to our incorporation, our management team has agreed not to propose the approval of a business combination with any of those entities to our stockholders.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 and consists of:

•        one share of common stock; and

•        one warrant.

Each warrant entitles the holder to purchase one share of common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or                 , 2008 [one year anniversary of the date of this prospectus], and will expire on                 , 2011 [four year anniversary of the date of this prospectus], or earlier upon redemption.

Our founding stockholders have agreed to purchase from us in a private placement prior to the completion of this offering an aggregate of 1,500,000 warrants at a price of $1.00 per warrant for an aggregate purchase price of $1,500,000. The warrants purchased in the pre-offering private placement will be substantially identical to those sold in this offering but may not be sold or otherwise transferred until after we complete a business combination, will be exercisable on a cashless basis and may not be subject to redemption, as more fully described in this prospectus.

We have granted the underwriters a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The option will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Morgan Joseph & Co., Inc., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at a per-unit offering price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We anticipate that the units will be quoted on the OTC Bulletin Board under the symbol                  on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be traded on the OTC Bulletin Board under the symbols                  and                 , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$.56	$7.44
Total	$100,000,000	$7,000,000	$93,000,000

(1)             This amount includes $2,000,000 of the underwriting discount ($0.16 per unit), equal to 2% of the gross proceeds of this offering (or $2,300,000 if the underwriters’ over-allotment option is exercised in full) which the underwriters have agreed will be deferred until consummation of a business combination. If a business combination is not consummated, such deferred discount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred underwriting discount.

Upon completion of the pre-offering private placement and this offering, $95,000,000 ($7.60 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee. This amount includes $2,000,000 ($0.16 per unit) of deferred underwriting compensation which will be forfeited if a business combination is not consummated and $1,500,000 from the sale to our founding stockholders of warrants to purchase 1,500,000 shares of our common stock.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co., Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                 , 2007.

                  , 2007

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to Stone Tan China Acquisition Corp., a Delaware corporation, the term “public stockholders” refers to those persons that acquire our common stock in this offering as part of the units or in the aftermarket, including any existing stockholders to the extent that they acquire such shares. Unless otherwise specified, references to “China” or “PRC” refer to the People’s Republic of China as well as the Hong Kong Special Administrative Region, or “Hong Kong SAR,” and the Macau Special Administrative Region, or “Macau SAR,” but does not include Taiwan. All references to “RMB” or “Renminbi” are to the legal currency of China and all references to “U.S. dollars” and “$” are to the legal currency of the United States (the “U.S.”). Discrepancies in tables included in this prospectus between totals and sums of the amounts listed are due to rounding. Unless otherwise specified, all references to “private placement” refer to our private placement of 1,500,000 warrants at a price of $1.00 per warrant to our founding stockholders, which will occur prior to the completion of this offering. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. All share and per share information gives effect to a 2-for-one stock split in the form of a dividend effected in April 2007 and a 1.15-for-one stock split in the form of a dividend effected in May 2007.

Introduction

We are a blank check company organized under the laws of the State of Delaware on January 24, 2007. We were formed to acquire, through a merger, asset acquisition, stock exchange or other similar business combination, or control through contractual arrangements, an operating business having its primary operations in the People’s Republic of China. To date, our efforts have been limited to organizational activities. We do not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration. Although certain persons employed by businesses owned by our Chief Executive Officer, on our behalf, contacted a limited number of potential target businesses several months prior to our incorporation, our management team has agreed not to propose the approval of a business combination with any of those entities to our stockholders.

We believe that we possess the relationships, experience and skills necessary to locate potential target businesses, evaluate those businesses and execute business combinations. Roger Stone, our Non-Executive Chairman of the Board, has prior experience with a blank check company. In addition, he has extensive experience in building and managing businesses, both through internal growth and through acquisitions. Richard Tan, our Chief Executive Officer, President and a director, has experience in both investing in and operating businesses in China.

Roger Stone is currently the Chairman of the Board and Chief Executive Officer of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation), a producer of kraft paper. As the Chairman of the Board and Chief Executive Officer of Stone Arcade Corporation, a blank check company formed in order to acquire a business in the paper products industry, Mr. Stone successfully acquired International Paper Company’s kraft papers business in January 2007.

Mr. Tan is the founder and President of Pacific Millennium Holdings Corporation (PMHC), a group of companies that traces its roots back to 1977. Under Mr. Tan’s leadership, Pacific Millennium built one of the largest pulp and paper distribution companies in Asia. He was one of the first entrepreneurs in China to establish joint ventures with companies such as International Paper, Smurfit Stone Container Corp. and Willamette Industries. Through these partnerships, Pacific Millennium built 10 box plants and one paper mill in Asia. In August 2005, Mr. Tan successfully sold Pacific Millennium’s paper trading operations and a portion of its paper manufacturing operations to International Paper. Mr. Tan also has an extensive network of contacts via his involvement in a variety of trade organizations in China. His activities include being the Vice President of the Shanghai International Chamber of Commerce, Vice President of

China Chamber of Promotion for International Trade (Shanghai), Advisor of the Shanghai Modern Management Center, Business Advisor of Chongqing Municipality and Elected Member of the Anhui Province Political Consultative Committee and he is a former President of the Hong Kong Chamber of Commerce—Paper Industries.

We will not pursue a business combination with any company that is currently a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the companies with which our existing stockholders, executive officer or directors are affiliated. While we do not intend to do so with respect to any such future portfolio or affiliated companies, we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with such a company, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination.

Pursuant to our amended and restated certificate of incorporation, the business combination must be a transaction with one or more operating businesses in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of our net assets at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, in the case of a reverse merger or other similar transaction in which we issue a substantial number of new shares, our stockholders immediately prior to such transaction may own less than a majority of our shares subsequent to such transaction.

To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Messrs. Stone and Tan has agreed to present to us for our consideration any company or business having its primary operations in the PRC whose fair market value is at least equal to 80% of the balance of the trust account (less deferred underwriting compensation of $2,000,000, or $2,300,000 if the over-allotment is exercised in full and taxes payable). This obligation will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering.

Our executive officers are situated at 9191 Towne Centre Drive, Suite 410, San Diego, California 92122.

Pre-Offering Private Placement

Our founding stockholders, which include our Chairman and an entity affiliated with our Chief Executive Officer, have collectively agreed to purchase a combined total of 1,500,000 warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $1,500,000.

We refer to these 1,500,000 warrants as the founder warrants throughout this prospectus. The founder warrants will be purchased separately and not as a part of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,500,000 purchase price of the founder warrants will become part of the amount payable to redeeming stockholders if we complete a business combination or to all of our public stockholders upon our dissolution and the subsequent liquidation of the trust account, in which event the founder warrants will expire worthless.

The founder warrants will not be transferable (except in limited circumstances described below) or salable by the purchasers until we complete a business combination, will be exercisable on a cashless basis and will be non-redeemable so long as these persons hold such warrants. The founder warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus to enable their resale commencing on the date such warrants become exercisable. With those exceptions, the founder warrants have terms and provisions that are substantially identical to those of the warrants being sold as part of the units in this offering.

We have elected to make the founder warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. Furthermore, we have agreed that the insider warrants may be exercised on a “cashless basis” so long as they are held by the initial purchasers or their affiliates because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the holders of the founder warrants could be significantly restricted from selling such securities.

The purchasers of the founder warrants are permitted to transfer such warrants (i) in transfers resulting from death, (ii)  by operation of law, (iii) for estate planning purposes to persons immediately related to the transferor by blood, marriage or adoption, or (iv)  to any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, but the transferees receiving such founder warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants for their own account in the open market, any such warrants will be redeemable. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of a share of our common stock rises following such redemption, the holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants, the value of those warrants still held by these persons may also decline. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding stockholders through the legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

The Offering

Securities offered:

12,500,000 units, at $8.00 per unit, each unit consisting of:

•  one share of common stock; and

•  one warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the shares of common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable. In no event will the representative of the underwriters allow separate trading of the shares of common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K, including an audited balance sheet, as soon as practicable after the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock:
Number outstanding before this offering:	3,593,750 shares(1)
Number to be outstanding after this offering:	15,625,000 shares(2)
Warrants:
Number outstanding before this offering and the pre-offering private placement:	0 warrants
Number to be outstanding after this offering and the pre-offering private placement:	14,000,000 warrants (which includes 1,500,000 founder warrants purchased by our founding stockholders immediately prior to this offering)
Exercisability:	Each warrant is exercisable for one share of common stock.
Exercise price:	$6.00
Exercise period:	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or

(1)          Includes 468,750 shares held by our founding stockholders which are subject to redemption to the extent the underwriters' over-allotment is not exercised.

(2)          Assumes no exercise of the underwriters' over-allotment option and, therefore, that we redeem 468,750 shares held by our founding stockholders.

•              , 2008 [one year anniversary of the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on                , 2011 [four year anniversary of the date of this prospectus] or earlier upon redemption.

Redemption:

We may redeem the outstanding warrants (including any warrants issued upon exercise of the representative’s unit purchase option):

•  in whole and not in part,

•  at a price of $.01 per warrant at any time after the warrants become exercisable,

•  upon a minimum of 30 days’ prior written notice of redemption,

•  if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as to provide a degree of liquidity to cushion the market reaction, if any, to a redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption; however, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made.

In the event that the common stock issuable upon exercise of the warrants has not been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants, we will not have the right to redeem the warrants.

Pre-offering private placement:

Our founding stockholders have agreed to purchase 1,500,000 founder warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $1,500,000. The founder warrants will be purchased separately and not as a part of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations.

If we do not complete one or more business combinations that meet the criteria described in this prospectus, the $1,500,000 purchase price of the founder warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless.

Proposed OTC Bulletin Board symbols for our:
Units:	[ ]
Common stock:	[ ]
Warrants:	[ ]
Offering and pre-offering private placement proceeds to be held in trust:

$95,000,000 ($7.60 per unit) of the proceeds of this offering and the pre-offering private placement will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. Of this amount, up to $93,000,000 ($7.44 per unit) may be used by us for the purpose of effecting a business combination and $2,000,000 ($0.16 per unit) will be paid to the underwriters if a business combination is consummated (less $0.16 for each share redeemed for cash in connection with our business combination). We believe that the inclusion in the trust account of (i) the deferred underwriting discount and (ii) the $1,500,000 of proceeds from the sale of the founder warrants in the pre-offering private placement benefit our stockholders because additional proceeds will be available for distribution to investors if a liquidation of our company occurs prior to our completing an initial business combination. These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. However, up to $1,100,000 of the interest earned on the trust account may be released to us to fund our working capital requirements as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account (other than up to $1,100,000 of the interest earned) will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us.

Limited payments to insiders:

Prior to the consummation of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders, officer or directors or their respective affiliates other than:

•  Repayment of a $500,000 loan bearing interest at the rate of 4% per annum made by the SPAC Trust, an affiliate of Richard Tan, our executive officer, to fund organizational and offering expenses;

•  Payment of $7,500 per month to Pacific Millennium Investment Corporation, or Pacific Millennium, an affiliate of our Chief Executive Officer, for office space and administrative services; and

•  Reimbursement for any expenses related to the offering and completing a suitable business combination. There is no limit on the amount of reimbursable expenses relating to the offering and the completion of a business combination (except that reimbursement may not be made using funds in the trust account unless and until a business combination is consummated).

Amended and Restated Certificate of Incorporation:

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, it provides that:

•  prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

•  we may consummate our initial business combination if: (i) approved by a majority of the shares of common stock voted by the public stockholders and (ii) public stockholders owning less than 30% of the shares of common stock purchased by the public stockholders in this offering exercise their redemption rights;

•  if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their redemption rights will receive their pro rata share of the trust account;

•  if a business combination is not consummated within 24 months from the date of this prospectus, then we will dissolve and distribute to all of our public stockholders their pro rata share of the trust account; and

•  we may not initially consummate any other merger, capital stock exchange, stock purchase, asset acquisition or similar transaction other than a business combination that meets the conditions specified in this prospectus, including the requirement that such combination be with one or more operating businesses whose fair market value, either individually or collectively, is equal to at least 80% of our net assets at the time of such business combination.

Our amended and restated certificate of incorporation prohibits the amendment of the above-described provisions without the affirmative vote of 95% of the shares issued in this offering. However, because the validity of a 95% supermajority provision restricting amendment of the amended and restated certificate of incorporation under Delaware law has not been settled, a court could conclude that it violates the stockholders’ implicit rights to amend the amended and restated certificate of incorporation. However, we view the foregoing provisions as obligations to our stockholders and we will not take any actions to waive or amend any of these provisions.

Stockholders must approve business combination:

We are required to seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for such business combination, all of our existing stockholders, including our executive officer and directors, have agreed to vote the shares of common stock owned by them prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders; however, any shares acquired in this offering or in the aftermarket will be voted in favor of any business combination negotiated by our executive officer. We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights described below. Our threshold for redemption rights has been established at 30% in order for this offering to be similar to other offerings by blank check companies currently in the market. However, historically, a 20% threshold has been more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process and make it easier for us to receive stockholder approval of a business combination. However, the 30% threshold entails certain risks described under the heading “Risk Factors—The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.”

Voting against the business combination alone will not result in redemption of a stockholder’s shares for a pro rata portion of the trust account. Such stockholder must also have exercised its redemption rights described below.

Redemption rights for stockholders voting to reject a business combination:

Public stockholders voting against a business combination will be entitled to redeem their shares for a pro rata share of the trust account, including $0.16 per share being held in the trust account attributable to the deferred underwriting discount and any interest earned on their portion of the trust account, (excluding, net of taxes, up to $1,100,000 of interest and payments for franchise taxes previously released to us) if the business combination is approved and completed. Public stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. Stockholders who redeem their shares of common stock for a pro rata share of the trust account will continue to have the right to exercise any warrants they own.

Because our existing stockholders have agreed to vote any shares acquired by them in this offering or the aftermarket in favor of a business combination negotiated by our executive officer, they are not entitled to redemption rights with respect to any such shares.

Limited corporate existence:

Our amended and restated certificate of incorporation provides that we will continue in existence only until               , 2009. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. We chose this limited existence structure in order to reduce the time to distribute the funds in the trust account to our stockholders in the event that we are unable to complete a business combination in the required time frame. This automatic cessation of corporate existence has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). In connection with any proposed business combination we submit to our stockholders for approval, we will also submit to stockholders a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate life. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to provide for our perpetual existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination would require the affirmative vote of a majority of our outstanding shares of common stock.

Liquidation if no business combination:

As described above, if we have not consummated a business combination by            , 2009, our corporate existence will cease by operation of law and we will promptly distribute only to our public stockholders the amount in our trust account (including any accrued interest) plus any remaining net assets. We expect to make liquidating distributions to our stockholders by                , 2009, 10 business days after our corporate existence ceases. At that time, pursuant to Section 281 of the Delaware General Corporation Law, we will also adopt a plan that will provide for payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may potentially be brought against us within the subsequent 10 years. We cannot assure you that we will properly assess all claims that may potentially be brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more). Furthermore, although we will seek to have all significant vendors, prospective target businesses or other entities with which we execute agreements waive any and all right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Our executive officer and directors have agreed to indemnify us, jointly and severally pro rata according to their beneficial interest in our company immediately prior to this offering, for any loss, liability, claim, damage and expense to the extent necessary to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. In the event that our board of directors determines that it is in our best interest to bring a claim against our executive officer and directors to enforce our right to obtain indemnification from them, we will have a fiduciary obligation to bring such a claim. However, we cannot assure you that Messrs. Stone and Tan will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.60, plus interest (net of taxes) then held in the trust account.

Escrow of existing stockholders’ securities:

On the date of this prospectus, all of our existing stockholders, including our non-executive chairman and an entity affiliated with our executive officer, will place the common stock they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions for transfers, such as transfers to family members and trusts for estate planning purposes, and the possible forfeiture of shares for cancellation by us discussed below, these shares will not be transferable during the escrow period and will not be released from escrow until one year after the consummation of a business combination. Any transfer of securities will be subject to the same restrictions imposed on the existing stockholders. The shares of common stock held in the escrow account will only be released prior to this date if following a business combination we engage in a subsequent transaction resulting in all stockholders having a right to exchange their shares for cash or other consideration.

Additionally, on the date of this prospectus, the founder warrants will be placed into the escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, (such as transfers for estate planning purposes, while remaining in escrow), the founder warrants will not be transferable during the escrow period and will not be released from escrow until 30 days after the completion of our business combination.

We will redeem, for no consideration, that number of shares held by our founding stockholders, up to a maximum of 468,750 shares, necessary to ensure that the number of shares they hold prior to this offering, exclusive of shares underlying the founder warrants, equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option.

If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares so that the number of shares owned by the existing stockholders prior to this offering will collectively be no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination.

Risks

We are a newly-formed company and until we complete a business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 15 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. The actual balance sheet data as of February 28, 2007 is derived from our audited financial statements. The as adjusted balance sheet data is unaudited. We have not had any significant operations to date, so only balance sheet data is presented.

	February 28, 2007
	Actual	As Adjusted(1)
Working capital (deficiency)	$(88,433)	$93,909,893
Total assets	527,521	95,909,893
Total liabilities(2)	517,728	2,000,000
Value of common stock which may be redeemed for an interest in the trust fund, as adjusted(2)	—	27,899,993
Stockholders’ equity	$9,793	$66,009,900

(1)          The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds for the payment of our liabilities and the payment of the estimated remaining costs from such sale.

(2)          If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold, or 3,749,999 shares, in this offering at a per share redemption price equal to the amount in the trust account. The actual per share redemption amount would consist of $7.44 held in trust for our benefit and $0.16 per share held in the trust account attributable to the underwriters’ discount and any accrued interest earned not previously distributed to us, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares of common stock sold in this offering. The amount of $28,499,993 represents the possible cash redemption of 3,749,999 shares, and, if redeemed will result in a reduction of our as adjusted stockholders’ equity to $66,009,900. However, the amount our public stockholders may receive pursuant to the exercise of redemption rights afforded to such stockholders is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officer and directors.

The working capital and total assets amounts, as adjusted, include $93,000,000 ($7.44 per share) from the proceeds of this offering and the pre-offering private placement to be held in the trust account for our benefit which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount placed in trust will be $95,000,000 ($7.60 per share), which includes the $2,000,000 ($0.16 per share) of deferred underwriting discounts and equals 95% of the total gross proceeds of this offering. If a business combination is not consummated, all of the proceeds held in the trust account ($7.60 per share) and any interest, net of taxes and up to $1,100,000 of working capital, will be distributed to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering vote against the business combination and exercise their redemption rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 29.99% of the shares of common stock sold in this offering exercise their redemption rights. If this occurred, we would be required to redeem for cash up to approximately 29.99% of the 12,500,000 shares of common stock sold in this offering, or 3,749,999 shares of common stock, at an initial per share redemption price of $7.60, without taking into account interest earned on the trust account or taxes payable on such interest. This redemption obligation with respect to up to 3,749,999 of the shares of common stock sold in this offering will exist regardless of how a business combination is structured. The actual per share redemption price will be equal to:

•       the initial amount in the trust account ($7.60 per share), which includes the proceeds of the pre-offering private placement ($0.12 per share) and the amount attributable to the deferred underwriting discount ($0.16 per share), and all accrued interest not previously released to us to fund working capital requirements (net of taxes payable), as of two business days prior to the proposed consummation of the business combination, divided by

•       the number of shares of common stock sold in the offering.

However, the amount our public stockholders may receive pursuant to the exercise of redemption rights afforded to such stockholders is subject to any valid claims by our creditors which are not covered by amounts held in the trust account or the indemnities provided by our executive officers and directors.

In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 390,625) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities.

Risks associated with our business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business. We have not conducted any negotiations regarding acquisitions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any operating revenues until, at the earliest, after the consummation of a business combination. We cannot assure you that an initial business combination will occur.

If we are unable to complete a business combination and are forced to liquidate, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination within 24 months from the date of this prospectus and are forced to liquidate our assets, the per share liquidation will likely be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination (although the per share liquidation price could be $8.00 or more as a result of interest earned on the trust account). The liquidation value will be $7.60 per share, plus interest earned thereon (net of amounts released to us and net of taxes payable thereon), which includes the net proceeds of this offering and the pre-offering private placement of the founder warrants and $2,000,000 ($0.16 per share) of deferred underwriting discounts and commissions. While we will pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, and our executive officer and directors have agreed to indemnify us under certain circumstances for such liabilities and obligations, we cannot assure you, where it is subsequently determined that the reserve for liabilities is insufficient, that stockholders will not be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a Business Combination—Liquidation if no business combination.”

If third parties bring claims against us, the proceeds held in trust could be reduced and the per share liquidation amount receivable by our public stockholders from the trust account as part of our plan of dissolution and liquidation will likely be less than $7.60 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all significant vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation amount receivable by our public stockholders could be less than the $7.60 per share held in the trust account due to claims of such creditors. If we are unable to complete a business combination and dissolve the company, our executive officer and directors will be personally liable to the extent of their pro rata beneficial interest in our company immediately prior to this offering, if we did not obtain a valid and enforceable waiver from any vendor, prospective target business or other entity of any rights or claims by such creditors to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. Prior to this offering, our directors and executive officer collectively own on a beneficial basis all of our outstanding shares of common stock. Although we have not independently verified the net worth of our directors and executive officer, we currently believe that such persons are of substantial means and capable of funding a shortfall in our trust account, even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that our directors will be able to satisfy those obligations. We believe that we will limit the chances that our officer and directors will have to indemnify the trust account because we will endeavor to have all significant vendors and prospective target businesses as well as other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. We also will have access to any funds available outside the trust account or released to us to fund working capital requirements with which to pay any such potential claims (including costs and expenses incurred in connection with our plan of dissolution and liquidation, currently estimated at approximately $25,000). The indemnification provisions are set forth in the insider letters, dated as of            , 2007 and filed herein as exhibits 10.1 and 10.2, executed by our executive officer and directors and which relate to certain obligations that our officer and director have with respect to us. The insider letters specifically set forth that in the event we obtain a valid and enforceable waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our stockholders from a vendor, prospective target business or other entity, the indemnification will not be available. In the event that a plan of dissolution and liquidation adopted by us is subsequently determined to have insufficient reserves for claims and liabilities, stockholders who received a return of funds from our trust account as part of its liquidation could be liable for claims made by creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

The fact that we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, rather than the 20% threshold of most other blank check companies, may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

Unlike most other blank check offerings, which have a 20% redemption threshold, we will proceed with the business combination if public stockholders holding less than 30% of the shares sold in this offering exercise their redemption rights, which may make it easier for us to complete a business combination if we receive the required stockholder approval. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination meeting the 80% of our net assets test that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in redemption threshold to 30% may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

You will not be entitled to protections normally afforded to investors of blank check companies under the U.S. securities laws.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to Offerings of Blank Check Companies” below.

Our stockholders may be held liable for claims of third parties against us to the extent of distributions received by them in connection with the liquidation of the trust account.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the date of this prospectus. If we have not completed a business combination by such date and amended this provision in connection therewith pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders within 10 business days after our corporate expiration date and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a ‘‘preferential transfer’’ or a ‘‘fraudulent conveyance’’. As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders within 10 business days after our corporate existence ceases, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not currently selected a particular industry or prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the industry or target business in which we may ultimately operate.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. For example, if we complete a business combination with a business in a regulated industry, we may be subject to various regulatory risks associated with that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a Business Combination—We have not identified a target business or target industry.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Based upon publicly-available information, as of June 13, 2007, we have identified approximately 108 blank check companies that have gone public since August 2003. Of these companies, only 26 have completed a business combination, while five have liquidated or will be liquidating. The remaining approximately 77 blank check companies have more than $7.3 billion in trust and are seeking to complete business acquisitions. Of these companies, only 24 have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated business combinations. In addition, there are 39 blank check companies with more than $3.1 billion in trust that have filed registration statements and will be seeking to complete business combinations. Furthermore, the fact that only 26 of such companies have completed business combinations and only 24 other of such companies have entered into definitive agreements or letters of intent for business combinations, and five have liquidated or will be liquidating, may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company, and therefore we also may not be able to consummate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, our purpose will be limited to dissolving, liquidating and winding up.

Based upon publicly-available information, as of June 13, 2007, approximately 15 similarly structured blank check companies focusing on doing a business combination in China and/or Asia have completed initial public offerings since August 2003. Of these companies, only three companies have consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination and one has liquidated. Accordingly, there are approximately eight blank check companies with approximately $305 million in trust that are seeking to carry out a business plan similar to our business plan. In addition, there are approximately five similarly structured blank check companies focusing on doing a business combination in China and/or Asia with a planned $325 million of gross proceeds currently in registration and waiting to complete initial public offerings.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than would typically be the case if we were an operating company rather than a blank check company.

There was no public market for any of our securities prior to this offering. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included: management’s perceptions of the number of potential competitors that exist to acquire businesses in the PRC, the financial resources of those potential competitors and, therefore, the potential target size of the businesses they may seek to acquire and management’s belief as to the capital required to facilitate a combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity in the PRC. However, although these factors were considered, the determination of our per unit offering price and the aggregate proceeds we are raising in this offering is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to. Therefore, it is possible that management will have raised too much or too little money in this offering to consummate a business combination that satisfies the requirements of our organizational documents. In such event, management might not be able to consummate a business combination and we may be forced to liquidate.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 39,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 6,875,000 authorized but unissued shares of common stock available for issuance (after appropriate reservation for the issuance of common stock upon full exercise of our outstanding warrants and the unit purchase option granted to Morgan Joseph & Co., Inc., the representative of the underwriters) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of common stock or preferred shares, or a combination of common stock and preferred shares, to complete a business combination. The issuance of additional common stock or preferred shares:

•       may significantly reduce the equity interest of investors in this offering;

•       could cause a change in control if a substantial number of our shares of common stock are issued and in the event of a change of control would most likely result in the resignation or removal of our present executive officer and directors;

•       may subordinate the rights of our common stock if preferred stock with rights senior to that of the common stock is issued; and

•       may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•       default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•       covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a Business Combination—Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to successfully effect a business combination will be totally dependent upon the efforts of our management. We can give you no assurance that our executive officer or our directors will remain with us until we complete a business combination. In addition, the future role of these individuals following a business combination cannot presently be fully ascertained. It is likely that we may employ other personnel following the business combination. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as U.S. securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations. Moreover, our current management will only remain with the combined company if they negotiate to to do so in connection with the negotiation of the business combination.

Our executive officer and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, hampering our ability to consummate a business combination.

Our executive officer and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. Our executive officer is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our executive officer’s other business affairs require him to devote more substantial amounts of time to such affairs, it could limit his ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. For a discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.”

Our executive officers and directors may be involved or in the future may become affiliated with other businesses, including other blank check companies, which could cause a conflict of interest as to which business they may present a viable acquisition opportunity.

Our executive officers and directors may be involved or in the future may become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us. For example, Mr. Stone is the Chairman and Chief Executive Officer of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation, a blank check company) and Mr. Tan is the founder and Chief Executive Officer of Pacific Millennium. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. For example our executive officer and directors may become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they may be affiliated. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. Other than the agreements of Messrs. Stone and Tan to present to us, subject to their respective  fiduciary obligations, opportunities meeting our criteria and requirements, we have no written policies covering potential conflicts. See “Management—Prior Involvement of Principals in Blank Check Companies.”

Our executive officer and directors, or their respective affiliates, own shares of common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Our executive officer and directors, or their respective affiliates, as applicable, have waived the right to receive distributions upon our liquidation upon our failure to complete a business combination with respect to shares of common stock they purchased prior to this offering. Additionally, these individuals have collectively agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase the founder warrants in a private placement immediately prior to the closing of this offering. The shares of common stock and warrants owned by our executive officer and directors prior to this offering and their affiliates will be worthless if we do not consummate a business combination. The personal and financial interests of our executive officer and directors may influence their motivation in identifying and selecting a target business and completing a business combination on a timely basis. Consequently, our executive officer’s and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our existing stockholders, which includes our executive officer and directors, will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based on management estimates of the funds needed for operations and to consummate a business combination, and those estimates may prove to be inaccurate. The financial interest of our executive officer and directors could influence their motivation in selecting a target business as certain business combinations may involve the repayment of expenses while others may not. For instance, our executive officer and directors may, as part of any such combination, negotiate the repayment of some or all of their out-of-pocket expenses in excess of the amount in the trust account, which if not agreed to by the target business’ owners, could cause our executive officer and directors to view such potential business combination unfavorably, thereby resulting in a conflict of interest. As a result, our executive officer and directors may have a potential conflict of interest when determining whether or not a particular business combination is in the stockholders’ best interest.

It is possible that we will only be able to complete one business combination with the proceeds of this offering and the pre-offering private placement, which will cause us to be solely dependent on a single business.

The net proceeds from this offering and the pre-offering private placement will provide us with approximately $93,900,000 which we may use to complete a business combination. Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously at the time of the business combination is at least 80% of our net assets at the time of the business combination. While we may be able to purchase more than one target business using our equity securities as consideration for the acquisition or raising additional funds through the sale of our securities or through loan arrangements, we have no agreements or arrangements for such additional funding. We therefore believe that it is most likely that we will have the ability to effect only a single business combination. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

Accordingly, the prospects for our ability to effect our business strategy may be:

•       solely dependent upon the performance of a single business; or

•       dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In the event we acquire a single target business, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations. See “Effecting a Business Combination—Probable lack of business diversification.”

We will be dependent upon interest earned on the trust account to fund our search for a target company and consummation of a business combination.

Of the net proceeds of this offering, only $900,000 is estimated to be available to us initially outside the trust account to fund our working capital requirements. We will be dependent upon sufficient interest being earned on the proceeds held in the trust account to provide us with the additional working capital we will need to search for a target company and consummate a business combination. While we are entitled to up to $1,100,000 of the interest earned on the trust account (net of taxes), if interest rates were to decline substantially, we may not have sufficient funds available to complete a business combination. In such event, we would need to borrow funds from our insiders or others or be forced to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction, and our obligation to redeem for cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for a business combination. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the pre-offering private placement will be sufficient to allow us to consummate a business combination, since we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the pre-offering private placement prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to redeem into cash a significant number of shares from dissenting stockholders (which in our case may be up to 30% of the shares held by public stockholders, rather the 20% threshold of most other blank check companies, which may make is easier for us to receive stockholder approval of a business combination), we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our executive officer, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

We currently do not have an audit committee perform an independent review our financial statements.

Our board of directors does not have “independent directors” within the meaning of Rule 10A-3 promulgated under the Securities Exchange Act of 1934 and does not have a separately designated audit committee. Therefore, the entire board of directors acts as our audit committee and there will be no independent review of our financial statements by anyone other than our auditors.

Our existing stockholders, including our executive officer and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering and the pre-offering private placement, our existing stockholders (including our executive officer and directors) will collectively beneficially own 24.4% of our issued and outstanding shares of common stock (which includes the 687,500 shares of common stock (a total of 4.4% of the outstanding common stock post offering) that are part of the 687,500 units they intend to purchase in this offering). Any shares of common stock acquired by existing stockholders in this offering or by existing stockholders in the open market after this offering will be considered as part of the holding of the public stockholders and will have the same voting rights as other public stockholders with respect to a potential business combination, except that our executive officer and directors have agreed to vote such shares in favor of any business combination we propose to our stockholders.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. Since we currently have only two directors, one of the classes does not currently have any directors in it. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing more units than indicated above in this offering or from purchasing securities in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Risks associated with our acquisition of a target business in the PRC

After a business combination, substantially all of our assets could be located in China and substantially all of our revenue will be derived from our operations in China. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal developments in China.

The PRC’s economic, political and social conditions, as well as government policies, could affect our business. The PRC economy differs from the economies of most developed countries in many respects.

Since 1978, China has been one of the world’s fastest-growing economies in terms of gross domestic product, or GDP, growth. We cannot assure you, however, that such growth will be sustained in the future. Moreover, the recent slowdown in the economies of the European Union and certain Asian countries may adversely affect economic growth in China. If, in the future, China’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate a business combination and if we make an acquisition, the ability of that target business to become profitable.

Our ability to find an attractive target business with which to consummate a business combination is based on the assumption that the Chinese economy will continue to grow. The PRC’s economic growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us, depending on the industry in which we engage in a business combination. For example, our business, prospects, financial condition and results of operations may be materially adversely affected by PRC government control over capital investments or changes in tax regulations that are applicable to a potential target business and a business combination.

The PRC economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over PRC economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. We cannot assure you that China’s economic, political or legal systems will not develop in a way that becomes detrimental to our business, prospects, financial conditions and results of operations.

Many industries in China are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.

The Chinese government has imposed regulations in various industries that would limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in such industries. As a result, the number of potential acquisition candidates available to us may be limited.

If the PRC enacts regulations in more industry segments which forbid or restrict foreign investment, our ability to consummate a business combination could be severely impaired.

Many of the rules and regulations that companies face in China are not explicitly communicated. If new laws or regulations forbid foreign investment in industries in which we want to complete a business combination, they could severely impair our choice of candidate pool of potential target businesses. Additionally, if the relevant Chinese authorities find us or the target business with which we ultimately complete a business combination to be in violation of any existing or future Chinese laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•       levying fines;

•       revoking our business and other licenses;

•       requiring that we restructure our ownership or operations; and/or

•     requiring that we discontinue any portion or all of our business.

If we acquire a target business through contractual arrangements with one or more operating businesses in China, such contracts may not be as effective in providing operational control as direct ownership of such businesses and may be difficult to enforce.

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. To comply with applicable Chinese regulations, we may effect a business combination by paying consideration to the owners of the target business and then making contractual arrangements between our company, or a subsidiary or an affiliate we form, and Chinese companies holding the licenses required to engage in the specific industry of the target business and its stockholders. In that case, the target business would be owned by Chinese residents (most likely designated by our company) rather than directly by our company. If we choose to effect this type of business combination, we would expect to negotiate agreements that are designed to give us the full economic benefits and control of full direct ownership. However, these contractual arrangements may not be as effective in providing us with the same economic benefits or control over a target business as direct ownership would. For example, our ability to control the operations of the entity may be hampered by our inability to elect a majority of directors or to appoint management or replace directors and management.  This lack of control may result in our inability to change the direction of the entity if we were in disagreement with the direction it was taking.  In addition, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Deterioration of China’s political relations with the U.S., Europe, or other Asian nations could make Chinese businesses less attractive to Western investors.

The relationship between the U.S. and China is subject to sudden fluctuation and periodic tension. Changes in political conditions in China and changes in the state of foreign relations are difficult to predict and could materially adversely affect our operations or cause potential target businesses or services to become less attractive. This could lead to a decline in our profitability. Any weakening of relations between the U.S., Europe, or other Asian nations and China could have a material adverse effect on our operations even after the successful completion of a business combination.

If the PRC imposes restrictions to reduce inflation, future economic growth in the PRC could be severely curtailed which could lead to a significant decrease in our profitability following a business combination.

While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth and decrease the interest in the services or products we may ultimately offer leading to a decline in our profitability.

Because Chinese law will govern almost all of any target business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

We believe that it is highly likely that Chinese law will govern almost all of our target business’ material agreements, some or many of which could be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in China over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in China, these laws, regulations and legal requirements are relatively new and their interpretation and enforcement involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with, or reconciled to, U.S. generally accepted accounting principles, prospective target businesses may be limited.

In accordance with requirements of U.S. federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which are reconciled to, U.S. generally accepted accounting principles, or GAAP. To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. GAAP, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

Restrictions on currency exchange may limit our ability to utilize our cash flow effectively following a business combination.

Following a business combination, we will be subject to China’s rules and regulations on currency conversion. In China, the State Administration for Foreign Exchange (“SAFE”) regulates the conversion of the Chinese Renminbi into foreign currencies. Currently, foreign investment enterprises (“FIEs”) are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, the entity in which we invest in China will likely be a FIE as a result of our ownership structure. FIEs holding such registration certificates, which must be renewed annually, are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investments, loans, and securities, require approval of the SAFE. We cannot assure you that the Chinese regulatory authorities will not impose further restrictions on the convertibility of the Chinese Renminbi. In addition, in the event that we require approval from the SAFE following the consummation of a business combination, we cannot assure you that we will be able to obtain such approval in a timely manner, if at all. Any future restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of China.

If any dividend is declared in the future and paid in a foreign currency, you may be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive.

If you are a U.S. holder, you will be taxed on the U.S. dollar value of your dividends at the time you receive them, even if you actually receive a smaller amount of U.S. dollars when the payment is in fact converted into U.S. dollars. Specifically, if a dividend is declared and paid in a foreign currency, the amount of the dividend distribution that you must include in your income as a U.S. holder will be the U.S. dollar value of the payments made in the foreign currency, determined at the spot rate of the foreign currency to the U.S. dollar on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Thus, if the value of the foreign currency decreases before you actually convert the currency into U.S. dollars, you will be taxed on a larger amount in U.S. dollars than the U.S. dollar amount that you will actually ultimately receive. We have not sought a tax opinion regarding taxation of dividends.

Recent changes in the PRC’s currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

Historically, the PRC “pegged” its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries’ currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from outside countries, the PRC recently reformed its economic policies to establish a floating value. As a result of this policy reform, target companies may no longer have the competitive advantages that existed as a result of the former policies.

Fluctuations in the value of the Renminbi relative to foreign currencies could affect our operating results.

We will prepare our financial statements in U.S. dollars, but payroll and other costs of non-U.S. operations will be payable in foreign currencies, primarily Renminbi. To the extent future revenue is denominated in non-U.S. currencies, we would be subject to increased risks relating to foreign currency exchange rate fluctuations that could have a material adverse affect on our business, prospects, financial condition and results of operations. The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. As our operations will be primarily in China, any significant revaluation of the Renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars into Chinese Renminbi for our operations, appreciation of this currency against the U.S. dollar could have a material adverse effect on our business, prospects, financial condition and results of operations. Conversely, if we decide to convert our Renminbi into U.S. dollars for other business purposes and the U.S. dollar appreciates against this currency, the U.S. dollar equivalent of the Renminbi we convert would be reduced. The Chinese government recently announced that it is pegging the exchange rate of the Renminbi against a number of currencies, rather than just the U.S. dollar. Fluctuations in the Renminbi exchange rate could adversely affect our ability to find an attractive target business with which to consummate a business combination and to operate our business after a business combination.

Recent regulations relating to offshore investment activities by PRC residents may increase the administrative burden we face and create regulatory uncertainties that may limit or adversely effect our ability to acquire PRC companies.

Regulations were issued on January 24, 2005, on April 8, 2005 and on October 21, 2005, by the SAFE, that will require approvals from, and registrations with, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities; however, there has been a recent announcement that such regulations may be partially reversed. The SAFE regulations retroactively require approval and registration of direct or indirect investments previously made by PRC residents in offshore companies. In the event that a PRC stockholder with a direct or indirect stake in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion. More recently, however, new regulations have been drafted that would partially reverse the policy that requires Chinese companies to obtain permission from SAFE to own overseas corporate entities.

As a result of the lack of implementing rules, the uncertainty as to when the new draft regulations will take effect, and uncertainty concerning the reconciliation of the new regulations with other approval requirements, it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We are committed to complying with the relevant rules. As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our acquisition strategy and adversely affect our operations. See “Government Regulations—Regulation of foreign exchange in certain onshore and offshore transactions”.

If certain exemptions within the PRC regarding withholding taxes are removed we may be required to deduct Chinese corporate withholding taxes from dividends we may pay to our shareholders following a business combination.

Under the PRC’s current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect dividends paid to shareholders outside of the PRC. However, if the foregoing exemption is removed in the future following a business combination, we may be required to deduct certain amounts from dividends we may pay to our shareholders to pay corporate withholding taxes. The current rate imposed on corporate withholding taxes is 20%, or 10% for individuals and entities for those countries, such as the U.S., that entered into the Protocol of Avoidance of Double Taxation within the PRC. We have not sought an opinion of tax counsel with respect to such regulations and rulings.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends.

Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.

The legislation governing the acquisition of a PRC state-owned company contains stringent governmental regulation including the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE on 8 November 2002, effective from 1

January 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the Ministry of Finance, or MOF, on 31 December 2003, effective from 1 February 2004.

The transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures would be essential in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller would be required to pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees.

Risks associated with this offering

Our existing stockholders paid an aggregate of $25,000, or approximately $0.008 per share, for their shares purchased prior to this offering and the pre-offering private placement and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has contributed significantly to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.5% or $2.44 per share (the difference between the pro forma net tangible book value per share of $5.59, and the initial offering price of $8.00 per unit).

We may choose to redeem our outstanding warrants at a time that is disadvantageous to our warrant holders.

Subject to there being a current prospectus under the Securities Act of 1933 with respect to the shares of common stock issuable upon exercise of the warrants, we may redeem the warrants issued as a part of our units at any time after the warrants become exercisable in whole and not in part, at a price of $.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants, or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. The founder warrants are not subject to redemption so long as the initial purchaser or its member transferees hold such warrants and, accordingly, will not be subject to these risks.

The ability of our stockholders to exercise their redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such redemption rights, we may either need to reserve part of the trust account for possible payment upon such redemption, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their redemption rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Although we are required to use our best efforts to have an effective registration statement covering the issuance of the shares underlying the warrants at the time that our warrant holders exercise their warrants, we cannot guarantee that a registration statement will be effective, in which case our warrant holders may not be able to exercise our warrants and the warrants may expire worthless.

Holders of our warrants will be able to exercise the warrants only if (i) a current registration statement under the Securities Act of 1933 relating to the shares of our common stock underlying the warrants is then effective and (ii) such shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of warrants reside. Although we have undertaken in the Warrant Agreement, and therefore have a contractual obligation, to use our best efforts to maintain a current registration statement covering the shares underlying the warrants following completion of this offering to the extent required by federal securities laws, and we intend to comply with such undertaking, we cannot assure you that we will be able to do so. The value of the warrants may be greatly reduced if a registration statement covering the shares issuable upon the exercise of the warrants is not kept current. We are not obligated to pay cash or other consideration to the holders of the warrants in such circumstances and the warrants can become, and later expire, worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units.

Because the founder warrants sold in the pre-offering private placement were originally issued pursuant to an exemption from registration requirements under the federal securities laws, the holder of these warrants will be able to exercise its warrants even if, at the time of exercise, a prospectus relating to the common stock issuable upon exercise of such warrants is not current. As a result, the holder of the founder warrants purchased in the pre-offering private placement will not have any restrictions with respect to the exercise of its warrants.

We cannot guarantee that we will be able to register the shares underlying the warrants under the applicable state securities laws, in which case the holders of such securities may not be able to exercise them.

We have agreed to use our reasonable efforts to register the shares underlying the warrants under the blue sky laws of the states of residence of the exercising warrant holders, to the extent an exemption is not available and if permitted by the blue sky laws of such jurisdictions. However, some states may not permit us to register the shares issuable upon exercise of our warrants for sale. The value of the warrants will be greatly reduced if the securities are not qualified, or exempt from qualification, in the states in which the holders of warrants reside. We have no obligation to issue, cash, securities or other compensation in exchange for the warrants in the event that we are unable register the shares underlying the warrants under applicable state securities laws, and the warrants may expire unexercised and unredeemed. Holders of warrants who reside in jurisdictions in which the shares underlying the warrants are not qualified and in which there is no exemption will be unable to exercise their warrants and would either have to sell their warrants in the open market or allow them to expire unexercised. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares underlying the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to qualify the underlying securities for sale under all applicable state securities laws.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 12,500,000 shares of common stock. We will also issue an option to purchase 1,250,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 1,250,000 warrants. In addition, our founding stockholders will purchase founder warrants to purchase an aggregate of 1,500,000 shares of common stock in the pre-offering private placement. To the extent we issue common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of our issued and outstanding common stock and potentially dilute the value of the shares issued to complete the business combination. Accordingly, our warrants and, if we undertake to do so, any options we issue, may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the common stock underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and options are exercised, you may experience dilution to your holdings.

Any exercise by our existing stockholders of their registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before one year from the consummation of a business combination. In addition, the holder of the founder warrants can require us to register those warrants and the underlying shares of common stock at anytime after the founder warrants become exercisable by their terms. If our existing stockholders and the holder of the founder warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 3,593,750 shares of common stock (3,125,000 assuming forfeiture of shares if the over-allotment option is not exercised) and 1,500,000 warrants and/or up to 1,500,000 shares of common stock issued upon exercise of the founder warrants that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our securities.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest which means they are at further risk if they invest. In addition, the price of our securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•       restrictions on the nature of our investments; and

•       restrictions on the issuance of securities, which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•       registration as an investment company;

•       adoption of a specific form of corporate structure; and

•       reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to the act, compliance with these additional regulatory burdens would require additional expenses that we have not budgeted.

Because we may be deemed to have no “independent” directors, actions taken and expenses incurred by our executive officers and directors on our behalf will generally not be subject to “independent” review.

Each of our directors owns our common stock and, although no compensation will be paid to them for services rendered prior to or in connection with a business combination, they may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although we believe that all actions taken by our directors on our behalf will be in our best interests, we cannot assure you that this will be the case. If actions are taken, or expenses are incurred, that are not in our best interests, it could have a material adverse effect on our business and operations and the price of our common stock held by the public stockholders.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,360,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, the initial equity investment made by the initial stockholders may not adequately protect investors.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in these states and in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” appearing elsewhere in this prospectus.

We intend to have our securities quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included on The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

If we seek a business combination with a target business affiliated with our directors or executive officer, our directors and executive officer will have conflicting fiduciary duties.

Although we will not pursue a business combination with any company that is currently a portfolio company of, or otherwise affiliated with, or has received a financial investment from, any of the companies with which our existing stockholders, executive officers or directors are affiliated, and while we do not intend to do so with respect to any such future portfolio or affiliated companies, we are not prohibited from pursuing such a transaction with a future portfolio or affiliated company. Our existing officer, directors and stockholders (in their respective capacities, individually or pursuant to their activities for another entity with which they are affiliated) are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one or more of our existing stockholders may be affiliated (provided that they were not affiliated with such entity before this offering), conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

After we consummate a business combination, our operating company in China will be subject to restrictions on dividend payments.

After we consummate a business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the pre-offering private placement will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to the public	$100,000,000	$115,000,000
Gross proceeds from warrants offered in the pre-offering private placement	1,500,000	1,500,000
Total	101,500,000	116,500,000
Offering expenses(1)
Underwriting discount(2)	5,000,000	5,750,000
Deferred underwriting discount(3)	2,000,000	2,300,000
Legal fees and expenses (including blue sky fees and expenses)	350,000	350,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	60,000	60,000
SEC registration fee	6,794	6,794
NASD registration fee	22,625	22,625
Miscellaneous expenses	85,581	85,581
Total offering and placement expenses from the offering and the pre-offering private placement	7,600,000	8,650,000
Net proceeds
Net proceeds not held in trust	900,000	900,000
Net proceeds held in trust for our benefit	93,000,000	106,950,000
Total net proceeds	93,900,000	107,850,000
Deferred underwriting discount held in trust(3)	2,000,000	2,300,000
Total amount held in trust	$95,000,000	$109,250,000

	Amount	Percentage of Total
Use of net proceeds not held in trust and up to $1,100,000 of after tax interest earned on the trust account that may be released to us
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination(4)	$700,000	35.0%
Due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses of management	500,000	25.0%
Payment for office space to Pacific Millennium and for administrative and support services ($7,500 per month for two years)	180,000	9.0%
Legal and accounting fees relating to SEC reporting obligations	150,000	7.5%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	470,000	23.5%
Total	$2,000,000	100.0%

(1)          As of February 28, 2007, $80,717 of the offering expenses have already been paid from a loan to us described below, the SEC registration fee, the NASD registration fee and legal and auditing expenses. In addition, as of February 28, 2007, management has incurred approximately $17,509 in reimbursable offering expenses that will be reimbursed by us following completion of this offering for items such as travel, translation costs, and administrative expenses.

(2)          Represents 5% of the gross proceeds from the sale of the units in this offering.

(3)          Represents 2% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon consummation of a business combination, less $0.16 for each share redeemed for cash in connection with our business combination. If a business combination is not consummated and we are liquidated, such amounts will be distributed among our public stockholders.

(4)          These amounts are expected to be paid to legal, accounting and other outside professional firms to assist in negotiating, structuring, and documenting a business combination and the preparation and filing of the related proxy statement.

$95,000,000, or $109,250,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds, including the proceeds of the pre-offering private placement, will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. Of this amount, $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters if and only if a business combination is consummated, less $0.16 for each share converted to cash in connection with our business combination. Except as set forth below, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account (exclusive of any funds held for the benefit of the underwriters or used to pay stockholders who exercised their redemption rights) may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business or to effect other acquisitions, as determined by our board of directors at that time. Because we do not have any specific business combination under consideration, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination and will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

Under the terms of our investment management trust agreement we are permitted, at our discretion, from time to time as interest is earned and funds become available, to draw the following amounts from the interest accrued on the trust account: (i) taxes payable on interest earned, (ii) the amount of any franchise taxes payable by us, and (iii) up to $1,100,000 to fund our working capital. The remaining proceeds held in trust will not be released from the trust account until the earlier of the completion of a business combination or the liquidation of the trust account as part of any plan of dissolution and liquidation.

We have agreed to pay Pacific Millenium, an affiliate of Richard Tan, our Chief Executive Officer, $7,500 per month for office space and general and administrative services including secretarial support. We believe that such fee is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or our liquidation, we will no longer be required to pay these monthly fees.

We intend to use the excess working capital shown above for director and officer liability insurance premiums, with the balance being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

The SPAC Trust, an affiliate of Richard Tan, loaned us $500,000 pursuant to a promissory note. The proceeds of the loan evidenced by the note are being used to pay a portion of the expenses related to this offering. The note bears simple interest at the rate of 4% per annum with both interest and principal being due and payable on the earlier of February 26, 2008 or the consummation of this offering.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above, should we choose to hold such amounts in a non-cash form, will be invested only in U.S. “government securities,” defined as any Treasury Bill issued by the U.S. having a maturity of 180 days or less or money market funds so that we are not deemed to be an investment company under the Investment Company Act. Up to $1,100,000 of the interest income, net of taxes, derived from investment of these net proceeds during this period may be used to defray our general and administrative expenses, as well as to pay costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed and additional amounts may be used to pay franchise taxes.

We may use a portion of the working capital, including any interest released to us from the trust account, to make a deposit, down payment or fund a “no shop” provision with respect to a business combination, although we do not have any current intention to do so. If we are ultimately required to forfeit such funds, we would have less funds available to us to conduct due diligence and pay other expenses related to finding another suitable business combination without borrowing funds. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Other than the $7,500 aggregate per month administrative fees described above, no compensation will be paid to our executive officer, directors and advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated in the above table “Working capital to cover miscellaneous expenses, D&O insurance and reserves.” In addition, reimbursement for such expenses will also be paid by us out of the interest on funds held in the trust account and distributable to us each calendar month. To the extent that such out-of-

pocket expenses exceed the available proceeds not deposited in the trust account or other funds available to us, such out-of-pocket expenses would not be reimbursed by us unless we consummate a business combination, in which event this reimbursement obligation would in all likelihood be negotiated with the owners of a target business. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination. However, although it is our current belief that current management will remain associated with us following a business combination, their ability to do so is not expected to be a factor in determining which business combination to pursue.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account not previously released to us) only in the event of our liquidation upon our failure to complete a business combination within the allotted time or if that public stockholder were to seek to redeem such shares for cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be redeemed for an interest in the trust fund), by the number of shares of outstanding common stock (assuming no exercise of the underwriters’ over-allotment option and the resulting redemption of the 468,750 shares we issued as a result of a stock dividend in May 2007 as further described below).

At February 28, 2007, our net tangible book value was a deficiency of $88,433, or approximately $0.03 per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 3,749,999 shares of common stock which may be redeemed for an interest in the trust fund) at February 28, 2007 would be $66,009,900 or $5.56 per share of common stock, representing an immediate increase in net tangible book value of $5.59 per share of common stock to the existing stockholders and an immediate dilution of $2.44 per share of common stock or 30.5% to new investors not exercising their redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $28,499,993 less than it otherwise would have been because if we effect a business combination, the redemption rights to the public stockholders may result in the redemption for an interest in the trust fund of up to approximately 29.99% of the aggregate number of the shares of common stock sold in this offering at a per share redemption price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering(1)	$(0.03)
Increase attributable to new investors	5.59
Pro forma net tangible book value after this offering		5.56
Dilution to new investors		$2.44

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Existing stockholders	3,125,000	(1)	20.0%	$25,000	0.025%	$0.008
New investors	12,500,000	(2)	80.0%	$100,000,000	99.975%	$8.00
	15,625,000		100.0%	$100,025,000	100.0000%

(1)          Does not include (i) shares underlying the 1,500,000 founder warrants to be purchased in the pre-offering private placement or (ii) 468,750 shares that we will redeem on a pro rata basis to the extent that the underwriters do not exercise their over-allotment option.

(2)          Includes the 687,500 units our existing stockholders anticipate purchasing in this offering.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(88,433)
Net proceeds from this offering and the pre-offering private placement(1)	93,900,000
Offering costs accrued for or paid in advance and excluded from tangible book value before this offering	98,226
Proceeds from option sold to underwriter	100
Deferred underwriting compensation included in proceeds held in trust subject to redemption for cash	600,000
Less: Proceeds held in trust subject to redemption for cash(2)	(28,499,993)
$66,009,900
Denominator:
Shares of common stock outstanding prior to the offering(3)	3,125,000
Shares of common stock included in the units offered in this offering	12,500,000
Less: Shares subject to redemption(4)	(3,749,999)
11,875,001

(1)          This amount is net of all offering expenses including the deferred portion of the underwriting compensation.

(2)          This amount includes the deferred underwriting compensation of $0.16 per share.

(3)          Does not include the maximum of 468,750 shares we will redeem, as necessary, from our founding stockholders to ensure that the number of shares they hold prior to this offering, exclusive of shares underlying the founder warrants, equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option if the underwriters do not exercise their over-allotment option.

(4)          Does not reflect the possible forfeiture of up to 390,625 shares by our founding stockholders in the event, and to the extent, that holders of more than 20% of the shares sold in this offering exercise their redemption rights.

CAPITALIZATION

The following table sets forth our capitalization at February 28, 2007 and as adjusted to give effect to the pre-offering private placement, the sale of our units and the application of the estimated net proceeds derived from the sale of our units in this offering and the founder warrants in the pre-offering private placement. The actual stockholders’ equity data as of February 28, 2007 is derived from our audited financial statements. The as adjusted stockholders’ equity data is unaudited.

	February 28, 2007
	Actual	As Adjusted
Note payable to stockholders(1)	$500,000	$—
Deferred underwriting discount ($0.16 per share)(2)	—	2,000,000
Value of common stock which may be redeemed for an interest in the trust fund, as adjusted ($7.44 per share)(3)	—	27,899,993
Stockholders’ equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 39,000,000 shares authorized; 3,593,750 shares issued and outstanding; 15,625,000 shares issued and outstanding (including 3,749,999 shares subject to possible redemption), as adjusted(3)	359	1,563
Additional paid-in capital(4)	24,641	66,023,544
Deficit accumulated during the development stage	(15,207)	(15,207)
Total stockholders’ equity	$9,793	$66,009,900
Total capitalization	$509,793	$95,909,893

(1)          Amounts loaned pursuant to the promissory note issued to our existing stockholders are due on the earlier of February 26, 2008 or the consummation of this offering.

(2)          Excludes $600,000 of deferred underwriting compensation that is subject to forfeiture in the event of a 29.99% redemption.

(3)          If we consummate a business combination, the redemption rights afforded to our public stockholders may result in the redemption into cash of up to approximately 29.99% of the aggregate number of shares of common stock sold, or 3,749,999 shares, in this offering at a per share redemption price equal to the amount in the trust account, inclusive of any accrued interest earned on their portion of the trust account not previously distributed to us (net of taxes payable), as of two business days prior to the proposed consummation of a business combination divided by the number of shares of common stock sold in this offering. In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 390,625) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption. The “As Adjusted” number assumes the underwriters have not exercised their over-allotment option and that 468,750 of the currently outstanding shares have been redeemed.

(4)          This ‘as adjusted’ amount includes the $1,500,000 to be paid by our founding stockholders in connection with the purchase of the founder warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on January 24, 2007, to serve as a vehicle to effect a merger, stock exchange, asset acquisition or other similar business combination with, or to obtain control through contractual arrangements of, an operating business. We intend to utilize cash derived from the proceeds of this offering and the pre-offering private placement, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•       may significantly reduce the equity interest of our stockholders;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       could cause a change in control if a substantial number of our shares of common stock are issued and, in the event of a change of control, may also result in the resignation or removal of one or more of our present executive officer and directors; and

•       may adversely affect prevailing market prices for our securities.

Similarly, if we issued debt securities, it could result in:

•       default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units in this offering and the sale of warrants in the pre-offering private placement, after deducting offering expenses of approximately $7,600,000 (or $8,650,000 if the underwriters’ over-allotment option is exercised in full) including underwriting discounts of approximately $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), will be approximately $93,900,000 (or $107,850,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $93,000,000 (or $106,950,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust and the remaining $900,000, will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, including the payment of legal and accounting expenses and advisory and investment banking fees payable in connection with the business combination. In addition, the underwriters have agreed to defer $2,000,000 ($2,300,000 if the underwriters exercise their over-allotment option in full) of their commissions and discounts. Such deferred compensation will also be placed into the trust account and paid to our stockholders on a pro rata basis in the event some stockholders exercise their redemption rights in the event of a business combination or in the event of our liquidation. The underwriters will only receive the deferred underwriting compensation if a business combination is consummated (as such amount would be reduced by payments made to redeeming stockholders). Funds held in the trust account for our benefit net of taxes would only be used to pay such expenses and fees upon the consummation of a business combination, and, except for up to $1,100,000 of interest earned on the trust account that may be released to us to fund our working capital requirements and amounts released to us to pay any taxes payable on interest earned on the trust account or franchise taxes payable by us to the State of Delaware, would not otherwise be available to us. To the extent that our securities are used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account (excluding the deferred fee to be paid to the underwriters upon consummation of a business combination, amounts payable to any stockholders who exercise their redemption rights and expenses associated with the business combination that are in excess of the amounts not held in trust), will be available for use as determined by our board of directors at that time. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors in connection with identifying or completing the business combination, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account.

To the extent we complete this offering, we have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those being sold in this offering. The representative’s unit purchase option is exercisable for cash or on a cashless basis at $10.00 per unit commencing one year from the date of the prospectus and it expires five years from the date of the prospectus. The option may only be exercised by the option holder and cannot be redeemed for cash by us or the option holder.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3,341,195, using an expected life of five years, volatility of 38.4%, and a risk-free rate of 4.57%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. This calculation was based on information available with respect to Chinese companies trading on the Shenzhen and Shanghai Stock Exchanges with market capitalizations of $100 million to $200 million. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Because we do not have any specific business combination under consideration, it is impossible at this time to determine specifically how we would, following a business combination, use any proceeds held in the trust account which are not used to consummate such business combination. Although certain persons employed by businesses owned by our Chief Executive Officer, on our behalf, contacted certain potential target businesses prior to our incorporation, our management team has agreed not to propose the approval of a business combination with any of those entities to our stockholders. We believe that, upon consummation of this offering, the funds available to us outside of the trust account, including the interest income to be distributed to us to fund our working capital, will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $700,000 of expenses for legal, accounting and other expenses attendant to the structuring and negotiating of a business combination, $500,000 for due diligence, identification and research of prospective target businesses and reimbursement for out-of-pocket expenses to management, $180,000 for administrative services and support (up to $7,500 per month for 24 months), $150,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $470,000 for general working capital that will be used for miscellaneous expenses and reserves, including director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

On February 27, 2007, the SPAC Trust, an affiliate of Richard Tan, loaned us $500,000 evidenced by a 4% promissory note. The note is payable on the earlier of February 26, 2008 or the date this offering is consummated. The proceeds of this loan will be used to pay a portion of the expenses related to this offering. We intend to repay this loan from the proceeds of this offering.

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company formed to serve as a vehicle for the acquisition of an operating business that has its primary operations in the PRC. We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering, and other than attempting to locate a target business after the completion of this offering we have no plan of operation for the remainder of 2007. We intend to utilize cash derived from the proceeds of this offering and the pre-offering private placement, our capital stock, debt or a combination of these in effecting a business combination. Our management has broad discretion with respect to the specific application of the net proceeds of this offering and, as a result, this offering can be characterized as a blank check offering.

We do not currently have a business combination under consideration or contemplated, and although certain persons employed by businesses owned by our Chief Executive Officer, on our behalf, contacted certain potential target businesses prior to our incorporation, our management team has agreed not to propose the approval of a business combination with any of those entities to our stockholders.

Pursuant to our certificate of incorporation, the initial business combination must be a transaction with one or more operating businesses in which the collective fair market value of the target business, at the time of the business combination, is at least 80% of our net assets at the time of the business combination. Our initial business combination may involve the simultaneous acquisition or merger of more than one target business.

We believe that opportunities for market expansion have emerged for businesses with operations in the PRC due to certain changes in the PRC’s political, economic and social policies, as well as certain fundamental changes affecting the PRC and its neighboring countries and regions. We believe that the PRC represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

•       the existence of a prolonged economic expansion within the PRC, with gross domestic product growth of approximately 9.4% on average since 1988 and growth of 9.9% for 2005, according to the International Monetary Fund’s Report on World Economic Outlook, dated April 2006;

•       increased government focus within the PRC on privatizing assets, improving foreign trade and encouraging business and economic activity;

•       access to a highly trained and educated workforce as well as favorable labor rates and efficient, low-cost manufacturing capabilities; and

•       attractive valuations for target businesses within the PRC.

Competitive Advantages

We believe that we possess the relationships, experience and skills necessary to locate potential target businesses, evaluate those businesses and execute business combinations. Roger Stone, our Non-Executive Chairman of the Board, has prior experience with a blank check company. In addition, he has extensive experience in building and managing businesses, both through internal growth and through acquisitions. Richard Tan, our Chief Executive Officer, President and director, has experience in both investing in and operating businesses in China.

Roger Stone is currently the Chairman of the Board and Chief Executive Officer of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation), a producer of kraft paper. As the Chairman of the Board and Chief Executive Officer of Stone Arcade Corporation, a blank check company formed in order to acquire a business in the paper products industry, Mr. Stone successfully acquired International Paper Company’s kraft papers business in January 2007.

Mr. Stone has over 25 years of experience developing companies as a principal investor and operator. He was the Chief Executive Officer of Smurfit Stone Container Corp. one of the nation’s largest paper and packaging companies according to Standard and Poor’s (October 2004) and Datamonitor Industry Market Research (November 2004), and was Chief Executive Officer of Stone Container Corp. prior to its acquisition by Jefferson Smurfit Corporation. Subsequently, Mr. Stone served as the Chief Executive Officer of Box USA Holdings Inc., a large independent converter of corrugated packaging materials which he sold to International Paper Company in July 2004.

Mr. Tan is the founder and President of Pacific Millennium Holdings Corporation, a group of companies that traces its roots back to 1977. Pacific Millennium companies are currently active in different industry sectors, such as  packaging, information technology, environmental, cemetery and funeral services, and investment services. Under Mr. Tan’s leadership, Pacific Millennium built one of the largest pulp and paper distribution companies in Asia. He was one of the first entrepreneurs in China to establish joint ventures with companies such as International Paper, Smurfit Stone Container Corp. and Willamette Industries. Through these partnerships, Pacific Millennium built 10 box plants and one paper mill in Asia. In August 2005, Mr. Tan successfully sold Pacific Millennium’s paper trading operations and a portion of its paper manufacturing operations to International Paper. Mr. Tan also has an extensive network of contacts via his involvement in a variety of trade organizations in China. His activities include being the Vice President of the Shanghai International Chamber of Commerce, Vice President of China Chamber of Promotion for International Trade (Shanghai), Advisor of the Shanghai Modern Management Center, Business Advisor of Chongqing Municipality and Elected Member of the Anhui Province Political Consultative Committee and he is a former President of the Hong Kong Chamber of Commerce—Paper Industries.

Mr. Tan is also Co-Chairman of Energy Systems International (“ESI”), which is 50% owned by Pacific Millennium. ESI is a leading Clean Development Mechanism (“CDM”) project developer and consultant in China. ESI develops CDM projects in China, utilizing a variety of technologies which capture greenhouse gases in order to generate Certified Emission Reduction Credits, which can be sold to Kyoto Protocol participants all over the world to help them meet their compliance requirements.

Mr. Tan also has an extensive network of contacts via his involvement in a variety of trade organizations in China. His activities include being the President of the Hong Kong Chamber of Commerce—Paper Industries, Vice President of the Shanghai International Chamber of Commerce, Vice President of China Chamber of Promotion for International Trade (Shanghai), Advisor of the Shanghai Modern Management Center, Business Advisor of Chongqing Municipality and Elected Member of the Anhui Province Political Consultative Committee.

Mr. Stone has advised us that KapStone Paper and Packaging Corporation is not seeking acquisition of any entities in China and Mr. Tan has advised us that Pacific Millennium is focused exclusively on its current portfolio companies and investments. However, if this changes and either of these entities were to begin pursuing new acquisitions or investments in China, Messrs. Stone and Tan have a fiduciary obligation to these companies that take priority over us. To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Messrs. Stone and Tan has agreed to present to us for our consideration any company or business having its primary operations in the PRC whose fair market value is at least equal to 80% of the balance of the trust account (less deferred underwriting compensation of $2,000,000, or $2,300,000 if the over-allotment is exercised in full and taxes payable). This obligation will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering.

Government Regulations

Regulation of foreign currency exchange and dividend distribution

Foreign currency exchange.   Foreign currency exchange in China is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside China without the prior approval of the SAFE. Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange, foreign-invested enterprises in China may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of foreign-invested enterprises to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside China are still subject to limitations and require approvals from SAFE.

Regulation of foreign exchange in certain onshore and offshore transactions.   Pursuant to recent regulations issued by the SAFE, PRC residents are required to register with and receive approvals from SAFE in connection with offshore investment activities. SAFE has stated that the purpose of these regulations is to ensure the proper balance of foreign exchange and the standardization of the cross-border flow of funds.

On January 24, 2005, SAFE issued a regulation stating that SAFE approval is required for any sale or transfer by the PRC residents of a PRC company’s assets or equity interests to foreign entities in exchange for the equity interests or assets of the foreign entities. The regulation also states that, when registering with the foreign exchange authorities, a PRC company acquired by an offshore company must clarify whether the offshore company is controlled or owned by PRC residents and whether there is any share or asset link between or among the parties to the acquisition transaction.

On April 8, 2005, SAFE issued another regulation further explaining and expanding upon the January regulation. The April regulation clarified that, where a PRC company is acquired by an offshore company in which PRC residents directly or indirectly hold shares, such PRC residents must (i) register with the local SAFE regarding their respective ownership interests in the offshore company, even if the transaction occurred prior to the January regulation, and (ii) file amendments to such registration concerning any material events of the offshore company, such as changes in share capital and share transfers. The April regulation also expanded the statutory definition of the term “foreign acquisition”, making the regulations applicable to any transaction that results in PRC residents directly or indirectly holding shares in the offshore company that has an ownership interest in a PRC company. The April regulation also provides that failure to comply with the registration procedures set forth therein may result in the imposition of restrictions on the PRC company’s foreign exchange activities and its ability to distribute profits to its offshore parent company.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or Notice 75, which became effective as of November 1, 2005. Notice 75 replaced the two rules issued by SAFE in January and April 2005 mentioned above.

According to Notice 75:

•       prior to establishing or assuming control of an offshore company for the purpose of financing that offshore company with assets or equity interests in an onshore enterprise in the PRC, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch;

•       an amendment to the registration with the local SAFE branch is required to be filed by any PRC resident that directly or indirectly holds interests in that offshore company upon either (1) the injection of equity interests or assets of an onshore enterprise to the offshore company, or (2) the completion of any overseas fund raising by such offshore company; and

•       an amendment to the registration with the local SAFE branch is also required to be filed by such PRC resident when there is any material change involving a change in the capital of the offshore company, such as (1) an increase or decrease in its capital, (2) a transfer or swap of shares, (3) a merger or division, (4) a long term equity or debt investment, or (5) the creation of any security interests over the relevant assets located in China.

Moreover, Notice 75 applies retroactively. As a result, PRC residents who have established or acquired control of offshore companies that have made onshore investments in the PRC in the past are required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. Under the relevant rules, failure to comply with the registration procedures set forth in Notice 75 may result in restrictions being imposed on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent or affiliate and the capital inflow from the offshore entity, and may also subject relevant PRC residents to penalties under PRC foreign exchange administration regulations.

As a Delaware company, and therefore a foreign entity, if we purchase the assets or equity interest of a PRC company owned by PRC residents, such PRC residents will be subject to the registration procedures described in the regulations as currently drafted. Moreover, PRC residents who are beneficial holders of our shares are required to register with SAFE in connection with their investment in us.

As a result of the lack of implementing rules, other uncertainties concerning how the existing SAFE regulations will be interpreted or implemented, and uncertainty as to when the new regulations will take effect, we cannot predict how they will affect our business operations following a business combination. For example, our ability to conduct foreign exchange activities following a business combination, such as remittance of dividends and foreign-currency-denominated borrowings, may be subject to compliance with the SAFE registration requirements by such PRC residents, over whom we have no control. In addition, we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will require all our stockholders, following a business combination, who are PRC residents to comply with any SAFE registration requirements, although we have no control over either our stockholders or the outcome of such registration procedures. Such uncertainties may restrict our ability to implement our acquisition strategy and adversely affect our business and prospects following a business combination.

Dividend distribution.   The principal laws and regulations in China governing distribution of dividends by foreign-invested companies include:

•       The Sino-foreign Equity Joint Venture Law (1979), as amended;

•       The Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

•       The Sino-foreign Cooperative Enterprise Law (1988), as amended;

•       The Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

•       The Foreign Investment Enterprise Law (1986), as amended; and

•       The Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, foreign-invested enterprises in China may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of foreign investors’ merging Chinese enterprises

On August 8, 2006, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, State Administration of Taxation, State Administration for Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange jointly promulgated the Provisions for Foreign Investors to Merge Domestic Enterprises, which will take effect from September 8, 2006, replacing the Interim Provisions for Foreign Investors to Merge Domestic Enterprises issued in March 2003 by four authorities, the Ministry of Foreign Trade and Economic Cooperation, State Administration of Taxation, State Administration for Industry and Commerce and State Administration of Foreign Exchange. The State-owned Assets Supervision and Administration Commission and China Securities Regulatory Commission newly join the regulation promulgation.

The requirements and approval procedures for the Equity Acquisition and Assets Acquisition remains unchanged as those in the interim regulation. The new regulation adds one chapter on the acquisition with equity as the consideration including one section on the special purpose company. This chapter stipulated the relevant conditions and approval procedures in detail making such acquisitions workable. The currently mandatory requirement for the submission of fund remittance into China will be changed.

The Anti-monopoly Chapter in the new regulation is essentially the same as the existing interim regulation, although Chinese government is recently tightening such control. For example, the recent proposed takeover of China’s top machinery maker, Xugong Group Construction Machinery, by a United States private equity firm was halted due to this regulation.

We cannot predict how such regulations especially the anti-monopoly examination will affect our future completion of a business combination. However, we are confident our strong government and industrial connections and in-depth understanding of the Chinese market would help us minimize the negative impacts.

Government regulations relating to foreign exchange controls

The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China’s currency, is freely convertible for trade and service related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China unless the prior approval of SAFE is obtained. FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency translation within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination.

Government regulations relating to taxation

According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax, or EIT, rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our shareholders following a business combination to pay corporate withholding taxes.

Regulation of Mergers and Acquisitions

The 2006 Acquisition Provisions revised the Tentative Provisions on Acquisition of Domestic Enterprises by Foreign Investors enacted by MOFCOM, SAT, SAIC and SAFE on 7 March 2003 which became effective on 12 April 2003, or the 2003 Acquisition Provisions.

As with the 2003 Acquisition Provisions, the 2006 Acquisition Provisions require Chinese regulatory approvals for mergers with or acquisitions of the equity ownership or assets of Chinese domestic companies. Additionally, the 2006 Acquisition Provisions deprive companies incorporated or controlled overseas that are established by Chinese domestic companies, enterprises or natural persons and are merging with or acquiring Chinese domestic affiliated companies of the tax preferential treatments granted to FIEs, unless the overseas companies will bring a certain amount of additional capital to the Chinese company. The 2006 Acquisition Provisions also create new layers of Chinese regulatory approvals affecting offshore “special purpose companies” set up by Chinese domestic companies, enterprises or natural persons, and the in-bound investment made by such “special purpose companies”. The 2006 Acquisition Provisions require that the parties to a merger or acquisition shall disclose to the PRC approval authority and elaborate on whether the parties are affiliates; if there are two parties who belong to the same actual controlling party, the parties concerned must disclose the actual controlling party to the PRC approval authority and explain the purpose of the merger or acquisition and whether the price agreed conforms to fair market value.

The 2006 Acquisition Provisions define a “special purpose company” as “a foreign company directly or indirectly controlled by Chinese domestic companies or natural persons for the purpose of listing in an overseas market the equity interests in a Chinese domestic company actually held by them.” This definition is slightly different from that in Decree No. 75 of 2005.

A Chinese domestic company that is to set up a special purpose company overseas must obtain approval from MOFCOM and disclose to MOFCOM certain information including the business plan with regard to the listing of the special purpose company in the overseas market and the appraisal report issued by a consultant with regard to the stock offering price for any future listing of the special purpose company on an overseas market. The overseas listing of the special purpose company is subject to the approval of CSRC. Additionally, the financing of the special purpose company from its overseas listing must be repatriated to China according to the repatriation plan filed with SAFE. The profits, dividends and foreign exchange income obtained as a result of capital variation, which are received by the Chinese domestic companies or natural persons from their special purpose companies, must be repatriated to China within six months from the day on which they are received.

With regard to the tax treatments granted to FIEs established by Chinese domestic companies, enterprises or natural persons by way of merger with or acquisition of Chinese domestic affiliated companies in the name of their companies duly incorporated or controlled overseas, the 2006 Acquisition Provisions explicitly state that such FIEs are not eligible for the preferential treatments granted by the

PRC government to FIEs, unless such overseas companies subscribe to the capital increase of the target Chinese domestic companies or contribute additional capital to the post-acquisition Chinese domestic company and the amount of the capital subscribed or contributed accounts for 25% or more of the post-acquisition registered capital of the Chinese company.

The 2006 Acquisition Provisions require that if the merger or acquisition of a Chinese domestic company by foreign investors and their obtaining controlling rights (i) involves key industries, (ii) has any factor that impacts or may impact the economic security of China, or (iii) leads to a shift of controlling rights over a Chinese domestic company that possesses “famous brands” or “traditional Chinese trade names”, then the parties concerned shall file an application in respect of such issues with MOFCOM. The 2006 Acquisition Provisions emphasize that mergers with or acquisitions of Chinese domestic companies by foreign investors must not result in a loss on the sale of state-owned assets and if the merger or acquisition involves such matters as the transfer of state-owned property rights in companies or management of state-owned equity rights in listed companies the relevant provisions regarding the administration of State-owned assets must be complied with (see below).

Regulation on State-owned Property Rights

The acquisition of a PRC state-owned company is subject to stringent governmental regulation. The governing legislation is the Provisional Regulations on Using Foreign Investment to Reorganize State-owned Enterprises promulgated by SAIC and SAFE on 8 November 2002, effective from 1 January 2003 and the Provisional Measures on the Administration of the Transfer of State-Owned Property Rights in Enterprises promulgated by the SASAC and the MOF on 31 December 2003, effective from 1 February 2004.

As a matter of principle, the transfer of state-owned property rights in enterprises must take place through a government approved “state-owned asset exchange”, and the value of the transferred property rights must be evaluated by those Chinese appraisal firms qualified to do “state-owned assets evaluation”. The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee.

In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees.

Regulation of wholly-owned foreign enterprises (WOFE)

Generally speaking, under the current Chinese legal regime regulating foreign direct investment in China, the following forms of FIEs are available to foreign investors:

•       Sino-foreign equity joint ventures (“EJV”);

•       Sino-foreign co-operative joint ventures (“CJV”); and

•       Wholly foreign-owned enterprises (“WFOE”).

A WFOE is a company with limited liability and legal person status. There are only foreign investors and no Chinese partners. Unlike an EJV or CJV, articles of association are sufficient to establish a WFOE, and there is no need to draw up a joint venture contract even if there are two or more foreign investors in the WFOE. Like an EJV or CJV, the articles of association must be approved by the Chinese government.

Foreign investors may prefer WFOEs to EJVs/CJVs because in the case of a WFOE (1) there is a straightforward management structure which is not dependent on the interests of a local partner; (2) it is easy to terminate compared to an EJV or CJV; and (3) intellectual property is usually better protected.

Without a local partner, the foreign investor lacks local support and proper access to resources (such as connections with governmental authorities) and access to the markets of China’s unique economy.

While it is an issue under Chinese law whether WFOEs are allowed in certain Chinese industries, foreign investors are allowed to incorporate WFOEs in certain industries.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering and the pre-offering private placement, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering and the pre-offering private placement are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth.

We have not identified a target business or target industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination. Although certain persons employed by businesses owned by our Chief Executive Officer, on our behalf, contacted certain potential target businesses prior to our incorporation, our management team has agreed not to propose the approval of a business combination with any of those entities to our stockholders. We have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Finally, there has been no diligence, discussions, negotiations and/or other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with respect to a business combination transaction with us.

Subject to the limitations that the initial business combination must be a transaction with one or more operating businesses having primary business operations located in the PRC and in which the collective fair market value of the target business or businesses is at least 80% of our net assets at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

After the consummation of this offering, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. We expect sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, and public relations and marketing efforts. Sources will be contacted directly by management following completion of the offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently have any arrangements with professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee, retainer or other compensation. In no event, however, will we or any target company pay any of our existing executive officer or directors or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Contractual arrangements

The government of the PRC has restricted or limited foreign ownership of certain kinds of assets and companies operating in a wide variety of industries, including certain aspects of telecommunications, advertising, food production, and heavy equipment manufacturers. The PRC may apply these restrictions in other industries in the future. In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.” Subject to the review requirements of the Ministry of Commerce and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties. To the extent that such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company. The agreements would be designed to provide our company with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would likely be designated by our company. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulation. If we choose to effect a business combination that employs the use of these types of control arrangements, we may have difficulty in enforcing our rights. Therefore these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership through a merger or stock exchange. For example, if the target business or any other entity fails to perform its obligations under these contractual arrangements, we may have to incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.

Moreover, we expect that the contractual arrangements upon which we would be relying would be governed by Chinese law and would be the only basis of providing resolution of disputes which may arise through either arbitration or litigation in China. Accordingly, these contracts would be interpreted in accordance with Chinese law and any disputes would be resolved in accordance with Chinese legal procedures. Uncertainties in the Chinese legal system could limit our ability to enforce these contractual arrangements. In the event we are unable to enforce these contractual arrangements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over the target business.

Selection of a target business and structuring of a business combination

In evaluating a prospective target business, our management will consider, among other factors, the following:

•       financial condition and results of operation;

•       growth potential;

•       experience and skill of management and availability of additional personnel;

•       capital requirements;

•       competitive position;

•       barriers to entry into other industries;

•       stage of development of the products, processes or services;

•       degree of current or potential market acceptance of the products, processes or services;

•       proprietary features and degree of intellectual property or other protection of the products, processes or services;

•       regulatory environment of the industry; and

•       costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us. Nevertheless, upon the completion of such due diligence, we may consummate a business combination with a business target which does not possess the foregoing characteristics. The circumstances that would lead management to consider entering into a business combination with a target business that does not meet the foregoing criteria would include management’s judgment that positive mitigating or offsetting factors are present. For example, we may choose to complete a business combination with a business that has not had recent positive or reliable cash flow, but that has undergone a restructuring or other transformation (such as a major new product line or key customer acquisition) that we determine is likely to lead to positive and reliable cash flow in the near future. Similarly, we could consider a business combination with a business that is deficient in management if we believe we can readily supplement existing management.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. However, we will not pay any finders or consulting fees to our existing officer, directors and advisors, or any of their respective affiliates, for services rendered to or in connection with a business combination.

Fair market value of business combination

Our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business, except that our initial business combination must be a transaction in which the fair market value of the target business or businesses acquired simultaneously is at least equal to 80% of our net assets at the time of the business combination. In the event we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, and one or more the businesses do not, on a stand-alone basis meet the 80% test, we may need one or more of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of one or more acquisitions, which may make it more difficult for us, and delay our ability to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. We may further seek to acquire a target business that has a fair market value in excess of 80% of our net assets by raising additional funds through the sale of our securities, through loans or a combination of both. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an independent investment banking firm with respect to the satisfaction of such criteria. Such opinion would be included in our proxy statement relating to the business combination.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is possible that we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. If we are able to consummate only a single business combination, our lack of diversification may:

•       subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•       result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited ability to evaluate the target business’ management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our executive officer, directors and advisors, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Although it is our current belief that current management will remain associated with us following a business combination, their ability to do so is not expected to be a factor in determining which business combination to pursue. Moreover, we cannot assure you that our executive officer, directors and advisors will have significant experience or knowledge relating to the operations of the particular target business that we may acquire.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of business combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law. In connection with seeking stockholder approval of a business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend the corporate life to continue perpetually following the consummation of a business combination will be taken only if the business combination is approved. We will only consummate a business combination if stockholders vote both in favor of such business combination and our amendment to extend our corporate life.

In connection with seeking stockholder approval of a business combination we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and certain audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our existing stockholders, including our executive officer and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the pre-offering private placement in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares of common stock included in units purchased by any of our existing stockholders in this offering or following this offering in the open market. Our existing stockholders have agreed to vote any such shares they purchase in favor of any business combination negotiated by our executive officer. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares of common stock sold in this offering exercise their redemption rights.

Our threshold for redemption has been established at 30% in order for this offering to be similar to other blank check company offerings currently in the market. However, to date a 20% threshold has been more typical for offerings of this type. We have increased the threshold to reduce the risk of a small group of stockholders exercising undue influence on the approval process. Voting against the business combination alone will not result in redemption of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the redemption rights described below. As a result of our higher redemption threshold, we may have less cash available to complete a business combination. Because we will not know how many stockholders may exercise such redemption rights, we will need to structure a business combination that requires less cash, or we may need to arrange third party financing to help fund the transaction in case a larger percentage of stockholders exercise their redemption rights than we expect. Alternatively, to compensate for the potential shortfall in cash, we may be required to structure the business combination, in whole or in part, using the issuance of our stock as consideration. Accordingly, this increase in the customary redemption threshold may hinder our ability to consummate a business combination in the most efficient manner or to optimize our capital structure.

In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 390,625) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

Redemption rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock redeemed for cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share redemption price will be equal to the aggregate amount then on deposit in the trust account, including a pro rata share of the deferred underwriting being held in the trust account attributable to the underwriters’ discount and any interest earned on the trust account, net of income taxes payable on such interest and after release of up to $1,100,000 of interest income earned on the trust account, after tax, to fund working capital requirements (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account, the initial per share redemption price would be $7.60, which includes $0.16 being held in the trust account attributable to the deferred underwriting discount, or $0.40 less than the per unit offering price of $8.00. An eligible stockholder may request redemption at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Stockholders will not be requested to tender their shares of common stock before a business combination is consummated. If a business combination is consummated, redeeming stockholders will be sent instructions on how to tender their shares of common stock and when they should expect to receive the redemption amount. In order to ensure accuracy in determining whether or not the redemption threshold has been met, each redeeming stockholder must continue to hold their shares of common stock until the consummation of the business combination. We will not charge redeeming stockholders any fees in connection with the tender of shares for redemption. If a stockholder votes against the business combination but fails to properly exercise his or her redemption rights, such stockholder will not have his or her shares of common stock redeemed for his or her pro rata distribution of the trust account. Any request for redemption, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to redeem their shares of common stock who elect redemption will be distributed promptly after completion of a business combination. Public stockholders who redeem their shares of common stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 30% or more of the shares of common stock sold in this offering exercise their redemption rights. Our existing stockholders are not entitled to redeem any shares of common stock held by them whether acquired by them prior to, as part of or after this offering, into a pro rata share of the trust account in connection with a business combination.

Liquidation if no business combination

Our amended and restated certificate of incorporation provides that we will continue in existence only until                       , 2009. This provision may not be amended without the affirmative vote of 95% of the shares issued in this offering except in connection with the consummation of a business combination. If we have not completed a business combination by such date, our corporate existence will cease except for the purposes of winding up our affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to comply with the formal procedures set forth in Section 275 (which would have required our board of directors and stockholders to formally vote to approve our dissolution and liquidation and to have filed a certificate of dissolution with the Delaware Secretary of State). We view this provision terminating our corporate life by                       , 2009 as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination.

If we are unable to complete a business combination by               , 2009, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest net of taxes and up to $1,100,000 which may be used to fund our working capital requirements, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below). We will notify the trustee of the trust account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution.

Our existing stockholders have waived their rights to participate in any such distribution or any liquidation distribution with respect to their initial shares. There will be no distribution from the trust account or otherwise with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account. Based on consultation with Delaware counsel, we believe liquidation costs will be approximately $25,000.

Section 281(b) of the Delaware General Corporation Law requires that the corporation, or any successor entity, adopt a plan of distribution under which the dissolved corporation: (i) pays, or makes reasonable provision to pay all claims and obligations, including contingent, conditional, or unmatured contractual claims known to the corporation or successor entity; (ii) makes provisions which are reasonably sufficient to provide compensation for any claim against the corporation which is the subject of a pending action, suit or proceeding to which the corporation is a party; and (iii) makes provision for compensation for claims that have not been made against the corporation, but based on facts known to the corporation or successor entity are likely to arise within 10 years after the date of dissolution. The plan of dissolution must provide that all claims will be paid in full. If there are insufficient assets to satisfy such claims the plan must indicate that claims shall be paid, or provided for according to their priority and, among claims of equal priority, ratably to the extent there are assets legally available. Any remaining assets shall be distributed to the stockholders of the dissolved corporation.

Our public stockholders will be entitled to receive funds from the trust account only in the event of the liquidation of the trust account or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.60, or $0.40 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Our executive officers and directors have agreed to indemnify us, jointly and severally pro rata according to their beneficial interest in our company immediately prior to this offering, for our debts to vendors, or to any prospective target business, if we do not obtain a valid and enforceable waiver from that vendor or prospective target business of its rights or claims to the trust account and only to the extent necessary to ensure that such claims do not reduce the amount in the trust account. In the event that our board of directors determines that it is in our best interest to bring a claim against our executive officer and directors to enforce our right to obtain indemnification from them, we will have a fiduciary obligation to bring such a claim. However, we cannot assure you that they will be able to satisfy those obligations, if they are required to do so. As a result, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.60, plus interest then held in the trust account.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.60 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after January 29, 2009 and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. Although we will seek to have all significant vendors, prospective target businesses or other entities with which we execute agreements waive any and all right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account including, but not limited to, claims alleging fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after                           , 2009, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Additionally, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation requires that we obtain the affirmative vote of holders of 95% of the shares issued in this offering to amend certain provisions of our amended and restated certificate of incorporation. However, the validity of such supermajority voting provisions under Delaware law has not been settled. A court could conclude that such supermajority voting consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, certain provisions of the amended and restated certificate of incorporation would be amendable without such supermajority consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Currently, there are approximately 77 blank check companies with more than $7.3 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•       our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•       our obligation to redeem into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•       our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that to the extent that our target business is a privately held entity, our status as a public entity may give us a competitive advantage over entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 9191 Towne Centre Drive, Suite 410, San Diego, California 92122. The cost for this space, which is provided by Pacific Millenium, an affiliate of Mr. Tan, our Chief Executive Officer, is $7,500 per month and includes certain other additional services provided by Pacific Millenium pursuant to a letter agreement between us and Pacific Millenium. We believe that based on rents and fees for similar services in the San Diego, California area, that the fee charged by Pacific Millenium is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Officers and Employees

We have one executive officer who is also a member of our board of directors. This individual is not obligated to contribute any specific number of hours per week and intend to devote only as much time as he deems necessary to our affairs. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate.

Periodic Reporting and Financial Information

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual reports and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accounting firm.

We will not acquire a target business if audited financial statements based on U.S. generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with the foregoing financial information as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business we seek to acquire. Our management believes that the requirement of having available financial information for the target business may limit the pool of potential target businesses available for acquisition.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2007. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or our executive officer or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and the pre-offering private placement and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$95,000,000 of the offering and pre-offering private placement proceeds, including the deferred underwriting discount, will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.

$83,160,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $95,000,000 of the offering and pre-offering private placement proceeds held in trust will only be invested in U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or money market funds.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the U.S.

Limitation on fair value or net assets of target business	The initial target business or businesses that we acquire must have a fair market value, equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The shares of common stock and warrants comprising the units will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

No trading of the units or the underlying shares of common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to redeem his or her shares of common stock into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 24 months after the date of this prospectus. If a business combination does not occur in such timeframe, we will liquidate and return the amounts in trust to our public shareholders.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or upon our failure to effect a business combination within the allotted time except that to the extent the trust account earns interest we are permitted from time to time to receive disbursements of that interest for the purposes of (i) paying franchise taxes and taxes on interest earned and (ii) funding working capital up to $1,100,000.

The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Interest payment

Up to $1,100,000 interest earned on the trust account may be released to us to fund our working capital requirements. In addition, interest earned may be disbursed for the purposes of (i) paying taxes on interest earned and (ii) paying our franchise taxes.

Interest earned on proceeds held in the trust account would be held in the trust account for the sole benefit of the stockholders and would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. In the event a business combination was not consummated within 18 months, proceeds held in the trust account would be returned within 5 business days of such date.

MANAGEMENT

Directors and Executive Officer

Our current directors and executive officer are as follows:

Name	Age	Position
Richard Tan	51	Chief Executive Officer, President and Director
Roger W. Stone	72	Non-Executive Chairman of the Board

Richard Tan has been our Chief Executive Officer since our inception. Mr. Tan has served as the President and Chief Executive Officer of Pacific Millennium Holdings Corporation, an investment and operating group involved over the years in various industries including pulp and paper, forest plantation, information technology, and development and global joint ventures in Asia, since he founded such company in 1977. Mr. Tan has been a member of the board of directors of Samling Global Limited, a Hong Kong public company, and Domtar Inc., a public company in U.S. and Canada, since March 2007. Mr. Tan received a B.S. in Civil and Mechanical Engineering from San Diego State University, an M.B.A. from the University of Southern California and participated in Stanford University’s Executive Program.

Roger W. Stone has been our non-executive Chairman of the Board since our inception. Mr. Stone has been the Chairman and Chief Executive Officer of KapStone Paper and Packaging Corporation (formerly known as Stone Arcade Acquisition Corp.) since April 2005. Stone Arcade was incorporated in April 2005 as a blank check company formed to acquire a business in the paper, packaging, forest products and related industries. In January 2007, Stone Arcade acquired a division of International Paper and changed its name to KapStone Paper and Packaging Corporation. Mr. Stone has been Manager of Stone-Kaplan Investments, LLC, a private investment company (which is no longer operating) since July 2004. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998 when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone has served on the board of directors of McDonald’s Corporation since 1989. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania.

Prior to a business combination, Mr. Tan will be involved in our day-to-day business operation and actively involved in locating target businesses, while Mr. Stone, who is a major stockholder and our Chairman, will be involved in the analysis of any potential business combination and the business strategy of our operations. Both Messrs. Stone and Tan have business, financial and indemnification obligations to us that are described elsewhere in this prospectus. It is unclear what role Messrs. Stone and Tan will play in our operations post-business combination. Depending on the target business and other factors at the time of the business combination, it is possible that neither Mr. Stone nor Mr. Tan will have any responsibilities with respect to our operations post-business combination, although we expect that each will have at least some role in our management.

Advisors

We also currently have three advisors with expertise in commerce and finance in China as well as broad business experience. Although we do not intend to rely substantially on these advisors in order to accomplish our business purpose, we anticipate that they will advise us concerning our acquisition of a target business. Our advisors are employed by or affiliated with organizations other than us and have other commitments that may conflict or compete with our interests. We do not have any written agreements with our advisors, and, therefore, they are not obligated to render any advice or assistance to us and there are no arrangements regarding compensation to our advisors other than the understanding that they will be reimbursed for out-of-pocket expenses incurred on behalf of us. Each of our advisors has a long-standing business or personal relationship with the Tan family, and they have expressed their intention to act in an advisory capacity for us.

Their biographies are set forth below:

Daojiong Zhou has been our advisor since March 1, 2007. Mr. Zhou has been the vice chairman of the China Pacific Economic Cooperation Council since August 2000. Mr. Zhou served as the Chairman of the supervisory committee of the China Construction Bank Committee from April 1994 to August 2000. Prior to that time, he served as the Chairman of China Securities Regulatory Committee from May 1995 to June 1997. Mr. Zhou also holds several honorable positions at prominent Chinese financial institutions and academies, including Honorable Chairman of the China Society of Urban Economy, Chairman of the China Taoxingzhi Fund, Honorary Director of the China Investment Society, Advisor of the China Finance Academy, and Executive Director of the China Macro Economic Academy. Mr. Zhou received a degree in Finance from the Central Communist Party School in 1983.

Guangsheng Zhang has been our advisor since December 1, 2006. Mr. Zhang is currently a researcher for Shanghai Pudong Development Bank. Mr. Zhang was the Chairman of the Board of Shanghai Pudong Development Bank from October 2000 to October 2005. From March 1996 to October 2000, he was the director of the Shanghai Commerce Commission. Mr. Zhang holds many honorable positions including being a board member of Fudan University and being an honorary director of the Shanghai Circulating Economics Institute. He has published articles on commerce, finance and business reforms and was awarded the “2003/2004 Mundell World Manager Achievement Award” by World Manager Weekly Magazine. Mr. Zhang received his EMBA from Arizona State University in 2005. He also received his Bachelor degree in Industrial Merchandising from Heilongjiang Business College in 1964.

Dawei Xia has been our advisor since March 16, 2007. He has been the President of Shanghai National Accounting Institute since 2000, the Deputy Chief and a consultant at China Association of Industrial Economics Research and Development since September 2006, the Vice President of the China Accounting Society since June 2006 and a member of and consultant at the Research Council for Listed Companies of the Shanghai Stock Exchange Committee since October 2001. Mr. Xia was the Executive Vice President of Shanghai University of Finance and Economics from October 1998 to October 2000. Mr. Xia received his Master degree in Economics from the Shanghai University of Finance and Economics in 1985 and his Bachelor degree in Engineering from the Changchun University of Technology in 1982.

Prior Involvement of Principals in Blank Check Companies

Roger W. Stone, our non-executive Chairman, is the only individual affiliated with us that has been affiliated with another company that has completed an offering similar to this offering. Mr. Stone was the Chairman and Chief Executive Officer of KapStone Paper and Packaging Corporation (formerly Stone Arcade Acquisition Corporation) which completed its initial public offering on August 19, 2005, raising total gross proceeds of $120,000,000 at an offering price of $6.00 per unit. In June 2006, KapStone announced its intention to acquire the kraft papers business of International Paper Company for $155 million in cash, subject to certain post-closing adjustments, plus two contingent earn-out payments, (A) of up to $35 million and (B) $25 million, based on the target’s annual earnings before interest, income taxes, depreciation and amortization during the five year period immediately following the acquisition. The business employs approximately 700 people and has annual revenues of approximately $250 million. Of the 23,661,853 votes cast at the meeting (representing 94.6% of the company’s total outstanding shares), 99.8% voted in favor of the acquisition. Holders of 40,000 shares voted against the acquisition and elected to have such shares redeemed. In January 2007, the acquisition was completed and such company acquired a division of International Paper Company and changed its name to KapStone Paper and Packaging

Corporation. Mr. Stone has remained the Chairman and Chief Executive Officer of KapStone Paper and Packaging Corporation. Mr. Stone did not receive a salary for his service to KapStone Paper and Packaging Corporation prior to the acquisition.

Executive Compensation

No officer has received any compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Pacific Millenium, an affiliate of Mr. Tan, our Chief Executive Officer, $7,500 per month for office space and general and administrative services including secretarial support. This arrangement is being agreed to by Pacific Millenium for our benefit and is not intended to provide Mr. Tan compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Our other director does not have a relationship with or interest in Pacific Millenium. Other than this $7,500 per-month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing executive officer, directors, advisors or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, our existing stockholders will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations and for out-of-pocket expenses incurred in connection with this offering. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because none of our directors will be deemed “independent,” we will generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Since we do not currently have an operating business, our officer does not receive any compensation for his service to us and we have no other employees, we do not have any compensation policies, procedures, objectives or programs in place. The determination of the compensation policies, procedures, objectives or programs we adopt after a business combination will depend on the business we acquire, the management team of the target business and the needs of the target business. Therefore, we do not know and cannot reasonably determine what our compensation policies, procedures, objectives and programs will be until after we acquire a target business.

Classified Board

Our amended and restated certificate of incorporation provides for our board to be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. The directors in Class A shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class B shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class C shall be elected for a term expiring at the third annual meeting of stockholders. Currently, Messrs. Tan and Stone, our only directors, serve as the Class A and Class B directors, respectively. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

Audit Committee

Our board of directors intends to establish an audit committee after the consummation of the business combination. Until such time, our board of directors will act as our audit committee and will review and discuss the audited financial statements with management and the independent auditors, discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as currently in effect, receive written disclosures and the letter from the independent auditors required by

Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, considers whether the provision of non-audit services by the independent auditors to us is compatible with maintaining the auditor’s independence and discuss with the auditors the auditors’ independence. Since we are a blank check company, our financial statements are not complicated and, therefore, we do not have a financial expert as defined in federal securities laws and regulation on our board of directors.

Compensation Committee

Our board of directors intends to establish a compensation committee after the consummation of the business combination and none of our officers receive or will receive compensation for services rendered to us prior to a business combination (except for reimbursement for out of pocket expenses incurred by the officers in connection with activities on our behalf, and the monthly payment of $7,500 for office space and general and administrative services), we do not feel it is necessary to establish a compensation committee prior to a business combination.

Nominating Committee

Our board of directors intends to establish a nominating committee after the consummation of the business combination, Since it is unlikely that we will have an election of directors prior to a business combination, we do not feel it is necessary to establish a nominating committee prior to a business combination and we do not have any policies in place regarding the nomination of directors.

Director Independence

Our board of directors does not have “independent directors” within the meaning of Rule 10A-3 promulgated under the Exchange Act. After the consummation of the business combination, we intend to locate and appoint independent directors to serve on the board of directors and audit committee to comply with applicable U.S. federal securities laws.

Code of Ethics

Our board of directors intends to adopt a code of ethics applicable to our principal executive officers in accordance with applicable U.S. federal securities laws after the consummation of the business combination.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•       Our executive officer, directors and advisors are not required to commit their full time to our affairs and, accordingly, they will have conflicts of interest in allocating management time among various business activities.

•       In the course of their other business activities, our executive officer, directors and advisors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officer.”

•       Our executive officer, directors and advisors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•       Since our executive officer, directors and advisors beneficially own shares of common stock which will be released from escrow only in certain limited situations, and own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors, executive officer and advisors may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•       If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•       If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

•       Our executive officer and directors currently anticipate purchasing 687,500 units in this offering, which will result in their having an approximately 24.4% ownership interest in us after this offering. Our executive officer and directors will therefore have a great deal of influence in stockholder votes due to this ownership interest.

With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

•       the corporation could financially undertake the opportunity;

•       the opportunity is within the corporation’s line of business; and

•       it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

We will not pursue a business combination with any company that is currently a portfolio company of or otherwise affiliated with, or has received a financial investment from, any of the companies with which our existing stockholders, executive officers or directors are affiliated while we do not intend to do so with respect to any such future portfolio or affiliated companies we are not prohibited from pursuing such a transaction. In the event that we seek to complete a business combination with an entity which is affiliated with any of our existing stockholders, we would obtain an opinion from an independent investment banking firm that such business combination is fair to our stockholders from a financial point of view. Such opinion would be included in our proxy statement relating to the business combination.

Each of our directors and our current advisor has, or may come to have, to a certain degree, other fiduciary obligations. For example, Mr. Stone has fiduciary obligations to Kap Stone Paper and Packaging

Corporation and McDonald’s Corporation and Mr. Tan has fiduciary obligations to Pacific Millenium, Samling Global Limited and Domtar Inc. To the extent that they identify business opportunities that may be suitable for companies on whose board of directors they may sit, they will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that otherwise may be attractive to us, unless the companies on whose board of directors they may sit have declined to accept such opportunities. Mr. Stone has advised us that KapStone Paper and Packaging Corporation is not looking at any entities in China and Mr. Tan has advised us that Pacific Millennium is focused exclusively on its current portfolio companies and investments. However, if this changes and either of these entities were to begin pursuing new acquisitions or investments in China, Messrs. Stone and Tan have a fiduciary obligation to these companies that take priority over us. Furthermore, Messrs. Stone and Tan have advised us that in their role as outside directors they are not involved in identifying or pursuing new business opportunities for McDonalds or Domtar, Inc. and Samling Global Limited, respectively.

To minimize any conflicts, or the appearance of conflicts, subject to their respective fiduciary obligations, each of Messrs. Stone and Tan has agreed to present to us for our consideration any company or business having its primary operations in the PRC whose fair market value is at least equal to 80% of the balance of the trust account (less deferred underwriting compensation of $2,000,000, or $2,300,000 if the over-allotment is exercised in full and taxes payable). This obligation will expire upon the earlier of (i) our consummation of an initial business combination or (ii) 24 months after the consummation of this offering. However, we do not have any other written policies covering potential conflicts.

In connection with the vote required for any business combination, all of our existing stockholders, including our executive officer, directors and advisors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of common stock sold in this offering and all the shares of common stock they acquire in this offering in favor of any business combination that they present to our stockholders. As used in this prospectus, “in accordance with the majority” means that such existing stockholders will vote the entirety of their shares of common stock owned by them immediately before this offering either for or against a business combination, as determined by the totality of the public stockholder vote. This voting arrangement shall not apply to shares included in units purchased in this offering by any of our existing stockholders or purchased following this offering in the open market by any of our existing stockholders. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming no purchase of units in this offering), by:

•       each person known by us to be the beneficial owner of more than 5% of our outstanding common stock;

•       each of our executive officer and directors; and

•       all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

			Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Before Offering	After Offering
Roger Stone	1,250,000		40%	8%
Richard Tan(1)	1,875,000		60%	12%
Chih-Chun Tan(1)	1,875,000		60%	12%
All directors and executive officers as a group (two individuals)	3,125,000	(2)	100.00%	20.0%

(1)          The 1,875,000 shares beneficially owned by Richard Tan and Chih-Chun Tan are owned by SPAC Trust, a family trust formed for personal financial and estate planning purposes. Chih-Chun Tan (Richard Tan’s father) is settlor and Richard Tan is Trustee of the trust. Chih-Chun Tan will not have any active role in regard to our company.

(2)          Does not include 468,750 shares we will redeem if the underwriters do not exercise their over-allotment option. We will redeem, for no consideration, that number of shares held by our founding stockholders, up to a maximum of 468,750 shares, necessary to ensure that the number of shares they hold prior to this offering, exclusive of shares underlying the founder warrants, equals 20% of the outstanding shares of common stock after this offering and the exercise, if any, of the underwriters’ over-allotment option.

Our executive officer and directors have informed us that they intend to purchase 687,500 units in this offering. Assuming only these securities are purchased, immediately after this offering and the pre-offering private placement, our existing stockholders, collectively, will beneficially own 24.4% of the then issued and outstanding shares of common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination. If holders of more than 20% of the shares sold in this offering vote against a proposed business combination and seek to exercise their redemption rights and such business combination is consummated, our existing stockholders have agreed to forfeit, on a pro rata basis, and return to us for cancellation, a number of shares, up to a maximum of 390,625 shares, that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

Subject to the possible forfeiture of shares described above, all of the shares of common stock outstanding prior to the pre-offering private placement will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earlier of:

•       one year following the date of our consummation of our initial business combination;

•       our liquidation, and

•       the consummation of a stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares of common stock will not be able to sell or transfer their securities except to their spouses and children or trusts established for their, or his own benefit, or companies they or such trusts control, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock or other property, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to shares of common stock owned by them prior to the date of this prospectus.

The common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will the representative of the underwriters permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. In no event will the representative of the underwriters allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We consider Richard Tan and Roger Stone to be our “parents” and “promoters,” as these terms are defined under the federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 31, 2007, we issued to the following directors and our executive officer (or their respective affiliates) the number of shares of common stock set forth opposite their respective names for consideration of $0.008 per share.

Name	Number of Shares	Relationship to Us
Roger Stone	1,250,000	Non-Executive Chairman and Director
SPAC Trust	1,875,000	Richard Tan is the trustee of SPAC Trust, a family trust

(1)          As a result of a stock split effected in May 2007, Roger Stone and the SPAC Trust currently hold 1,437,500 and 2,156,250 shares, respectively, which include the 468,750 shares that we will redeem if the underwriters do not exercise their over-allotment option.

The holders of the majority of the aggregate of these shares of common stock and the shares underlying the founder warrants and the unit purchase option to be issued to the underwriters will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. They may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before one year after the consummation of a business combination. In addition, these stockholders have unlimited “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Our founding stockholders have collectively agreed to purchase a combined total of 1,500,000 founder warrants prior to the closing of this offering at a price of $1.00 per warrant for a total of $1,500,000. The founder warrants will be purchased separately and not as a part of units. The purchase price of the founder warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,500,000 purchase price of the founder warrants will become part of the amount payable to our public stockholders upon our dissolution and the subsequent liquidation of the trust account and the founder warrants will expire worthless. The founder warrants will not be transferable (except in limited circumstances) or salable by the purchasers until we complete a business combination and will be exercisable on a cashless basis and non-redeemable so long as these persons hold such warrants. Commencing on the date such warrants become exercisable, the founder warrants and the underlying shares of common stock will be entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founder warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. The purchasers of the founder warrants are permitted to transfer such warrants in certain limited circumstances, such as for estate planning purposes or by will in the event of death, but the transferees receiving such founder warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants for their own account in the open market, any such warrants will be redeemable.

We have elected to make the founder warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until the consummation of a business combination. If our other outstanding warrants are redeemed (including the warrants subject to the underwriters’ unit purchase option) and the market price of a share of our common stock rises following such redemption, the holders of the founder warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although we do not know if the price of our common stock would increase following a warrant redemption. If our share price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founder warrants, the value of those warrants still held by these persons may also decline. The founder warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding stockholders and the other purchasers through the legends contained on the certificates representing the founder warrants indicating the restrictions and rights specifically applicable to such warrants as are described in this prospectus.

We have agreed to pay Pacific Millenium, an affiliate of Mr. Tan, our Chief Executive Officer, $7,500 per month for office space and general and administrative services. This arrangement is being agreed to by Pacific Millenium, for our benefit and is not intended to provide Mr. Tan compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed “independent,” we did not have the benefit of disinterested directors approving these transactions.

On February 27, 2007, the SPAC Trust, an affiliate of Richard Tan, loaned us $500,000 evidenced by a promissory note. The proceeds of the loan evidenced by the note are being used to pay a portion of the expenses related to this offering. The note bears simple interest at the rate of 4% per annum with both interest and principal being due and payable on the earlier of February 26, 2008 or the consummation of this offering.

We will reimburse our executive officer, directors and advisors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations although they will not be reimbursed for any out-of-pocket expenses incurred by them to the extent such expenses exceed the amount not held in trust unless the business combination is consummated. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 aggregate per month administrative fees and reimbursable out-of-pocket expenses described above, no compensation or fees of any kind, including finders and consulting fees, will be paid to our existing executive officer, directors or advisors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination.

All ongoing and future transactions between us and our executive officer and directors or their respective affiliates, including loans by our executive officer and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 39,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus there are 3,125,000 shares of common stock outstanding, or 3,593,750 shares if the over-allotment option is exercised in full, held by two record holders. There are no preferred shares outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The shares of common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters inform us of their decision to allow earlier separate trading, provided that in no event may the shares of common stock and warrants be traded separately until we have filed with the SEC a Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K.

Common Stock

Our common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including our executive officer and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering and the pre-offering private placement in the same manner as a majority of the public stockholders who vote for the purpose of approving a business combination. Our existing stockholders have also agreed to vote all the shares of our common stock acquired in this offering or in the aftermarket in favor of any transaction our executive officer negotiate and present for approval to our stockholders. Our existing stockholders have also agreed to waive their rights to participate in any liquidation occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. However, our existing stockholders, executive officer and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their redemption rights discussed below. Our threshold for redemption has been established at 30% in order for our offering to be similar to other blank check company offerings currently in the market. However, to date a 20% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process and make it easier for us to receive stockholder approval of a business combination. In the event that holders of more than 20% of the shares of common stock sold in this offering elect to redeem their shares, our existing stockholders have agreed to forfeit that number of shares (up to a maximum of 390,625) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of our outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

Even if less than 30% of the stockholders exercise their redemption rights, we may be unable to consummate a business combination if such redemption leaves us with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of our net assets at the time of such acquisition which would be in violation of a condition to the consummation of our initial business combination, and as a consequence we may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination by             , 2009 [twenty four months from the date of this prospectus], our corporate existence will cease except for the purposes of winding-up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

Our stockholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock redeemed for cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who redeem their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units, which they have not previously sold.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•       the completion of a business combination; or

•       one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. Inc. allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been terminated or exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Current Report on Form 8-K.

Provided a current registration statement covering the underlying shares is in effect, we may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option sold to Morgan Joseph & Co. Inc.),

•       in whole and not in part,

•       at a price of $.01 per warrant at any time after the warrants become exercisable,

•       upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•       if, and only if, the reported last sale price of our common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization or reorganization. However, the warrants will not be adjusted for issuances of common stock at a price below the warrants respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive common stock. After the issuance of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the shares of common stock are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. In no event will the registered holders of a warrant be entitled to receive a net-cash settlement, stock, or other consideration in lieu of physical settlement in shares of our common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Our officers and directors, or their designees, have collectively agreed to purchase an aggregate of 1,500,000 of our warrants from us at a price of $1.00 per warrant prior to the closing of this offering. The founders’ warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founders’ warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be exercisable on a cashless basis and will be nonredeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased and the participating managers have committed to a specific amount of warrant purchases.

The warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. As a result of the founders’ warrants being non-redeemable, holders of the founders’ warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Purchase Option

We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 1,250,000 units at a per-unit price of $10.00. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Directors

The directors will be divided into three classes, as nearly equal in number as the then total number of directors permits. Each Class of directors is elected for a three-year term in alternating years.

If the number of directors changes, any increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly as possible. Any additional directors of a class elected to fill a vacancy resulting from an increase in such class will hold office for a term that coincides with the remaining term of that class. Decreases in the number of directors will not shorten the term of any incumbent director.

These provisions could make it more difficult for third parties to gain control of our company by making it difficult to replace members of the board.

General Meetings of Stockholders

The directors may, in their discretion, convene the annual general meeting and/or other stockholders meetings as they think fit, so long as they provide at least 10 days advance notice of such meeting, as required by our certificate of incorporation.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•       a requirement that all proposed initial business combinations be presented to stockholders for approval regardless of whether or not State of Delaware law requires such a vote;

•       a prohibition against completing a business combination if 30% or more of the holders of the total number of shares of common stock sold in this offering exercise their redemption rights in lieu of approving a business combination;

•       the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•       a requirement that we liquidate if we have not consummated a business combination by the date which is 24 months after this offering is completed;

•       a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon dissolution and liquidation of us or upon the exercise of their redemption rights; and

•       the division of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination without the approval of holders of 95% of the shares issued in this offering. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental terms of this offering. We believe these provisions to be obligations of us to our stockholders and that investors will make an investment in us relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions without the vote of holders of 95% of the shares issued in this offering.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares, or 3,593,750 shares if the over-allotment option is exercised in full, are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Since these shares are owned by our founding stockholders, these shares may only be resold pursuant to an effective registration statement or in a transaction exempt from the registration requirements of the securities act. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable, subject to certain limited exceptions for transfers to spouses, children and controlled trusts or companies, until one year after the consummation of a business combination. The shares of common stock held in the escrow account will only be released prior to this date subject to certain limited exceptions.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•       1% of the number of shares of common stock then outstanding, which will equal 78,125 shares immediately after this offering (or 87,500 if the underwriters’ exercise their over-allotment option); and

•       the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 3,125,000 issued and outstanding shares of common stock immediately prior to the completion of this offering (3,593,000 shares if the over-allotment option is exercised in full), and the holders of the warrants to purchase 1,500,000 shares of common stock underlying the founder warrants sold in the pre-offering private placement, will be entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make up to two demands that we register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after one year from the date of the consummation of our initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. The holders of the founders warrants are also entitled to require to register for resale of the shares underlying the founders warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co., Inc. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co., Inc.
Total	12,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The underwriters may deliver prospectuses via e-mail both as a PDF document and by a link to the Commission’s website and websites hosted by the underwriters and other parties, and the prospectus may also be made available on websites maintained by selected dealers and selling group members participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions may be allocated by the representative to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

State Blue Sky Information

We are not making any offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, New York and Rhode Island. In New York and Hawaii, where we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions. As of the date of this prospectus, the following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•       Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New York, North Carolina, Oklahoma, Pennsylvania, South Dakota, Tennessee, West Virginia, Wisconsin and Wyoming.

Additionally, the following states permit the resale of the units and the ordinary shares and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•       District of Columbia, Illinois, Montana, New Hampshire, North Dakota, Puerto Rico, South Carolina, Texas, Vermont and Virginia.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements for the securities to continue to be eligible for resale in those jurisdictions.

Despite the exemption from state registration provided by the National Securities Markets Improvement Act described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

•       Alaska, Arizona, Idaho, Ohio, Oregon, Utah and Washington.

We do not intend to register the resale of the securities sold in this offering in these states.

However, we believe that the units, from and after the effective date and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments based upon the registration of the units, common stock and warrants in these states or the availability of another applicable exemption from the state’s registration requirements:

•       commencing 90 days after the date of this prospectus in Nevada, New Jersey, New Mexico and Rhode Island; and

•       commencing 180 days from the date of this prospectus in Alabama.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $         per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

• other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option. This information does not reflect the pre-offering private placement proceeds to be received by us.

	Per Unit	Without Option	With Option
Public offering price	$8.00	$100,000,000	$115,000,000
Discount(1)	$0.40	$5,000,000	$5,750,000
Deferred underwriting compensation(2)	$0.16	$2,000,000	$2,300,000
Proceeds before expenses(3)	$7.44	$93,000,000	$106,950,000

(1)          Based upon the underwriters’ discount of 5% per unit. Does not include an additional 2% of the gross proceeds from the sale of the units in this offering that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been redeemed into cash) which amounts are reflected in this table as deferred discount. If a business combination is not consummated and we automatically dissolve and subsequently liquidate our trust account, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)          The underwriters have agreed to forfeit their deferred underwriting discount with respect to those units as to which the underlying shares are redeemed into cash by those stockholders who voted against the business combination and exercised their redemption rights upon consummation of a business combination.

(3)          The offering expenses are estimated at $600,000.

We have agreed to reimburse Morgan Joseph & Co., Inc. for expenses incurred by it in connection with the investigative background search as part of its due diligence of our management which expense reimbursement will be deemed additional compensation under NASD Rule 2710.

The underwriters will initially offer the units to be sold in this offering directly to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $          per unit. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $          per unit on sales to brokers and dealers. After the offering, the underwriters may change the offering price and other selling terms, provided, however that upon execution of the underwriting agreement, there will be no changes to the price and terms of the sale between the underwriters and us. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable for cash or on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. Since the warrants underlying the option are the same as the units sold in this offering and expire four years after the date of this prospectus, if the option is exercised after such four year period, the holders of the option will only receive the common stock component of the units. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 1,250,000 warrants underlying such units, and the 1,250,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Morgan Joseph & Co., Inc. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the effective date of this prospectus.

Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of shares of common stock at a price below the option exercise price. The options may become worthless if there is not an effective registration statement at the time of exercise.

We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $3,341,195, using an expected life of five years, volatility of 38.4%, and a risk-free rate of 4.57%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we automatically dissolve and subsequently liquidate our trust account, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•       Stabilizing Transactions.   The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities.

•       Over-Allotments and Syndicate Coverage Transactions.   The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•       Penalty Bids.   The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-allotment option to purchase securities in excess of their actual syndicate short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

In connection with this offering, the underwriters may distribute prospectuses electronically. No forms of prospectus other than printed prospectuses and electronically distributed prospectuses that are printable in Adobe PDF format will be used in connection with this offering.

Other Terms

We have granted to Morgan Joseph & Co., Inc., the right to have an observer present at all meetings of our board of directors until we consummate a business combination. The observer will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. Morgan Joseph & Co., Inc. has not named its observer as of the date of this prospectus.

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation.

Although they are not obligated to do so, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future, but there are no preliminary agreements or understandings between any of the underwriters and any potential targets. We are not under any contractual obligation (oral or written) and have no agreement or understanding to engage any of the underwriters or any other party to provide any services for us after this offering, but if we do engage any of them in the future we may pay the underwriters a finder’s fee or advisory fee for services that would be determined at that time in an arm’s length negotiation where the terms would be fair and reasonable to each of the interested parties; provided that no agreement will be entered into and no fee will be paid within 90 days following the date of this prospectus.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus are being passed upon for us by Loeb & Loeb LLP, New York, New York. DLA Piper US LLP is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of Stone Tan China Acquisition Corp. at February 28, 2007 and for the period January 24, 2007 (date of inception ) through February 28, 2007 appearing in the registration statement and the prospectus have been included herein in reliance upon the report of Gumbiner Savett Inc., independent registered public accountants, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

STONE TAN CHINA ACQUISITION CORP.
(a Corporation in the Development Stage)

FINANCIAL STATEMENTS
AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Stone Tan China Acquisition Corp.

We have audited the accompanying balance sheet of Stone Tan China Acquisition Corp. (a corporation in the development stage) as of February 28, 2007, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from January 24, 2007 (inception) to February 28, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Tan China Acquisition Corp. as of February 28, 2007, and the results of its operations and its cash flows for the period from January 24, 2007 (inception) to February 28, 2007, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has no present revenue, its business plan is dependent upon completion of a financing, and the Company’s cash and working capital as of February 28, 2007 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GUMBINER SAVETT INC.
GUMBINER SAVETT INC.
Santa Monica, California
April 30, 2007, except for footnote 10 as to which the date is May 4, 2007

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

FEBRUARY 28, 2007

ASSETS
Current assets:
Cash and cash equivalents	$414,295
Prepaid expense	15,000
Total current assets	429,295
Deferred offering costs	98,226
Total assets	$527,521
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$17,509
Accrued interest payable to stockholder	219
Note payable to stockholder	500,000
Total liabilities	517,728
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized—1,000,000 shares; issued—none	—
Common stock, $0.0001 par value; authorized—39,000,000 shares; issued and outstanding—3,593,750 shares	359
Additional paid-in capital	24,641
Deficit accumulated during the development stage	(15,207)
Total stockholders’ equity	9,793
Total liabilities and stockholders’ equity	$527,521

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO FEBRUARY 28, 2007

Operating expenses	$(15,043)
Interest income	55
Interest expense—stockholder	(219)
Net loss	$(15,207)
Net loss per common share—basic and diluted	$(0.00)
Weighted average number of common shares outstanding—basic and diluted	3,593,750

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO FEBRUARY 28, 2007

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Equity
Balance, January 24, 2007 (Inception)	—	$—	$—	$—	$—
Sale of common shares to initial stockholders at $0.007 per share	3,593,750	359	24,641	—	25,000
Net loss for the period ended February 28, 2007	—	—	—	(15,207)	(15,207)
Balance, February 28, 2007	3,593,750	$359	$24,641	$(15,207)	$9,793

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

PERIOD FROM JANUARY 24, 2007 (INCEPTION) TO FEBRUARY 28, 2007

Cash flows from operating activities:
Net loss	$(15,207)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in—
Prepaid expense	(15,000)
Accrued interest payable to stockholder	219
Net cash used in operating activities	(29,988)
Cash flows from financing activities:
Proceeds from initial sale of common stock	25,000
Payment of offering costs	(80,717)
Proceeds from stockholder loan	500,000
Net cash provided by financing activities	444,283
Net increase in cash and cash equivalents	414,295
Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$414,295
Supplemental schedule of non-cash investing and financing activity:
Accrual of deferred offering costs	$17,509

See accompanying notes to financial statements.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

1.   Organization, Proposed Business Operations and Summary of Significant Accounting Policies

Nature of Operations

Stone Tan China Acquisition Corp. (the “Company”) was incorporated in Delaware on January 24, 2007 as a blank check company formed for the purpose of acquiring, through a merger, stock exchange, asset acquisition or other similar business combination, or control through contractual arrangements, an operating business having its primary operations in the People’s Republic of China. The Company does not have any specific merger, capital stock exchange, asset or stock acquisition or other business combination or contractual arrangements under consideration, and the Company has not, nor has anyone on the Company’s behalf, engaged in discussions with representatives of other companies, with respect to such a transaction. The Company has not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

At February 28, 2007, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage”. All activity through February 28, 2007 relates to the Company’s formation and the proposed initial public offering, as described below. The Company has selected December 31 as its fiscal year-end.

The Company is subject to the risks associated with development stage companies. As such, the Company’s results consist primarily of capital raising activities, and its ability to commence operations is contingent upon obtaining adequate financial resources through a private placement in accordance with Regulation S under the Securities Act of 1933, as amended (the “Private Placement”) and an initial public offering (the “Proposed Public Offering”, and together with the Private Placement, the “Offerings”) which are discussed in Note 2. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the offerings, although substantially all of the net proceeds of the offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses or assets with primary operations in the People’s Republic of China, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

Share-Based Payments

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 123R, “Share-Based Payments” (“SFAS 123R”). SFAS 123R requires all share-based payments, including grants of employee stock options to employees, to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123R on January 24, 2007 (inception) and it expects that the adoption of this standard will have a material impact on its financial statements upon the granting of stock-based compensation in the future.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

1.   Organization, Proposed Business Operations and Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”, which establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise’s activities during the current and preceding years. It requires an asset and liability approach for financial accounting and reporting for income taxes.

Loss Per Common Share

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding. Basic and diluted loss per common share are the same because the Company has no dilutive securities outstanding.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amount of the note payable to stockholder approximates its fair value due to the short-term nature of this obligation and the current interest rate payable in relation to current market conditions.

2.   Proposed Public Offering

The Proposed Public Offering calls for the Company to offer for public sale up to 12,500,000 units at a maximum price of $8.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

2.   Proposed Public Offering (Continued)

of the Proposed Public Offering and expiring four years from the date of the offering prospectus. An additional 1,875,000 units may be issued on exercise of a 45-day option granted to the underwriters to cover any over-allotments. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to date on which notice of redemption is given.

The Company will pay the underwriters in the Proposed Public Offering an underwriting discount of 5% of the gross proceeds and upon the consummation of a business combination, the underwriters will receive an additional underwriting discount equal to 2% of the gross proceeds. In the event of the exercise of the over-allotment option, the underwriters will receive with respect to the over-allotment units, an underwriting discount of 5% of the gross proceeds and upon the consummation of a business combination the underwriters will receive an additional underwriting discount equal to 2% of the gross proceeds. The Company will also issue a unit purchase option, for $100, only upon consummation of the Proposed Public Offering, to Morgan Joseph & Co., Inc. (“Morgan”), the representative of the underwriters, to purchase up to a total of 1,250,000 units at $10.00 per unit. The units issuable upon exercise of this option are otherwise identical to those offered in the Proposed Public Offering. This option is exercisable for cash, or on a cashless basis commencing on the later of the consummation of a business combination and one year from the date of this the Proposed Public Offering, and expiring five years from the date of the Proposed Public Offering. Since the warrants underlying the option are the same as the units sold in the Proposed Public Offering and expire four years after the date of the Proposed Public Offering, if the option is exercised after such four year period, the holders of the option will only receive the common stock component of the units. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as a cost of the Proposed Public Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $3,341,195 ($2.67 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to Morgan is estimated as of the date of grant using the following assumptions: (1) expected volatility of 38.4%, (2) risk-free interest rate of 4.57% and (3) expected life of 5 years. The units issuable upon exercise of this option are identical to those offered in the Proposed Public Offering. The options and warrants could expire worthless if there is no effective registration statement.

Upon the closing of the Proposed Public Offering and the Pre-Offering Private Placement, $95,000,000 ($7.60 per unit) of the proceeds of the Proposed Public Offering, including $2,000,000 of contingent underwriting compensation which will be paid to Morgan if a business combination is consummated, but which will be forfeited in part if the public stockholders elect to have their shares redeemed for cash and in full if a business combination is not consummated, will be placed in a trust account (the “Trust Account”), at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, and invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Company. However, up to $1,100,000 of the interest earned on the trust account will be released to the Company to fund working capital requirements as set forth in the Investment Management Trust Agreement. Therefore, unless and until a business combination is

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

2.   Proposed Public Offering (Continued)

consummated, the proceeds held in the trust account (other than up to $1,100,000 of the interest earned) will not be available for the Company’s use for any expenses related to this offering or expenses which may be incurred related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. The expenses that the Company may incur prior to consummation of a business combination may only be paid from the net proceeds of the Proposed Public Offering and the Pre-Offering Private Placement not held in the Trust Account, which will initially be $900,000.

Prior to the closing date of the Proposed Public Offering, certain officers and directors will purchase from the Company an aggregate of 1,500,000 warrants (the “Founder Warrants”) at $1.00 per warrant in the Pre-Offering Private Placement. All Founder Warrants issued in the Pre-Offering Private Placement will be substantially identical to the warrants in the units being offered by the Proposed Public Offering, except that: (i) subject to certain limited exceptions, none of the Founder Warrants will be transferable or salable until after the Company completes a business combination; and (ii) the Founder Warrants are not subject to redemption and will be exercisable on a cashless basis if held by the initial holders thereof. The proceeds from the sale of these Founder Warrants will be added to the portion of the proceeds from the Proposed Public Offering to be held in the Trust Account pending the completion of the Company’s initial business combination. No placement fees will be payable on the Founder Warrants sold in the Pre-Offering Private Placement. Accordingly, all of the gross proceeds from the sale of the 1,500,000 Founder Warrants in the Pre-Offering Private Placement, or $1,500,000, will be deposited into the Trust Account.

After the Company signs a definitive agreement for the acquisition of a target business, it will submit such transaction for stockholder approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the offerings vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the offerings, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,125,000 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Proposed Public Offering with respect to any business combination and to vote any shares they acquire in the Proposed Public Offering, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Proposed Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”), who voted against the business combination may demand that the Company redeem their shares into a pro rata share of the Trust Account, (inclusive of a pro rata portion of the contingent underwriting compensation of $0.16 per share). Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares sold in the offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Articles of Incorporation provide for mandatory liquidation of the Company 24 months from the effective date of the Proposed Public Offering, without stockholder approval, unless the duration is extended or made permanent by an amendment to the Articles of Incorporation authorized by the vote of holders of a majority of all outstanding shares entitled to vote.

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

3.   Deferred Offering Costs

Deferred offering costs, which consist principally of legal fees and other fees and costs incurred through the balance sheet date that are related to the Offerings, will be charged to equity upon the receipt of the capital raised.

4.   Note Payable to Stockholder

On February 27, 2007, the Company issued an unsecured promissory note of $500,000 to one of its Initial Stockholders. The note bears interest at the rate of 4% per annum and is due and payable at the earlier of February 26, 2008 or the closing of the Proposed Public Offering.

5.   Common Stock

The Company is authorized to issue 39,000,000 shares of its common stock with a par value $0.0001 per share. In February 2007, the Company’s Initial Stockholders acquired 1,562,500 shares of common stock for a total of $25,000. On April 12, 2007, the Company effected a two-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 1,562,500 shares to its Initial Stockholders. The Company’s financial statements give retroactive effect to such stock distribution.

In the event that holders of more than 20% of the shares of common stock sold in the Proposed Public Offering elect to redeem their shares, the Company’s Initial Stockholders have agreed to forfeit that number of common shares (up to a maximum of 390,625 shares) that will result in the number of shares owned by them prior to this offering collectively being no more than 23.81% of the Company’s outstanding common stock immediately prior to the consummation of such business combination after giving effect to the redemption.

6.   Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with a par value $0.0001 per share, with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

7.   Income Taxes

As of February 28, 2007, the Company recorded a deferred income tax asset of $5,170 for the tax effect of temporary differences, aggregating $15,207. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

8.   Commitments and Contingencies

On January 26, 2007, the Company agreed to engage Morgan Joseph to act as the Company’s exclusive financial advisor, lead or managing underwriter and/or book runner and investment banker in

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

8.   Commitments and Contingencies (Continued)

connection with the Proposed Public Offering described in Note 2. Pursuant to the agreement, Morgan is to receive a 7% underwriting discount, including 2% to be deferred until the consummation of a business combination. In addition, upon consummation of the Proposed Public Offering, the Company has agreed to issue to Morgan, for $100, an option to purchase a total of 1,250,000 units. The units issuable upon exercise of this option are exercisable at $10.00 per unit and are otherwise identical to those in the Proposed Public Offering.

The Company will not proceed with a business combination if Public Stockholders owning 30% or more of the shares sold in the Proposed Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if Public Stockholders owning up to approximately 29.99% of the aggregate shares sold in the Proposed Public Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to approximately 29.99% of the 12,500,000 shares of common stock included in the units, or 3,749,999 shares of common stock, at an expected initial per share redemption price of $7.60. However, the ability of stockholders to receive $7.60 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the Trust Account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the Trust Account of approximately $7.44 per share. Of the excess redemption price, approximately $0.16 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total deferred underwriting compensation payable to the underwriters in the event of a business combination will be reduced by approximately $0.16 for each share that is redeemed. The balance will be paid from proceeds held in the Trust Account, which are payable to the Company upon consummation of a business combination. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds insufficient to acquire or merge with a business with a fair market value greater than 80% of the Company’s net assets at the time of such acquisition which would be in violation of a condition to the consummation of the Company’s initial business combination, and as a consequence the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

The Company has agreed to pay Pacific Millennium Holdings Corporation, an affiliate of the Company’s Chief Executive Officer, $7,500 per month for 24 months, for office space and reimbursement of general and administrative expenses, commencing on the date of the Proposed Public Offering and terminating upon the date the Company consummates a business combination or liquidates.

9.   Registration Rights

The holders of the Company’s 3,125,000 issued and outstanding shares immediately prior to the completion of the Proposed Public Offering, and the holders of the warrants to purchase 1,500,000 shares of common stock underlying the Founder Warrants sold in the Pre-Offering Private Placement, will be entitled to registration rights covering the resale of their shares and the resale of their warrants and shares acquired upon exercise of their warrants. The holders of the majority of these shares are entitled to make

STONE TAN CHINA ACQUISITION CORP.
(a corporation in the development stage)

Notes to Financial Statements
February 28, 2007

9.   Registration Rights (Continued)

up to two demands that the Company register their shares, warrants and shares that they are entitled to acquire upon the exercise of warrants. The holders of the majority of these shares can elect to exercise these registration rights at any time after one year from the date of the consummation of the Company’s initial business combination, subject to the transfer restrictions imposed by the lock-up agreements. The holders of the founders warrants are also entitled to require to register for resale of the shares underlying the founders warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these securities are released from the restrictions imposed by the lock-up agreements. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

In the event that a registration statement is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event will the Company be required to net cash settle the warrant exercise. Consequently, the warrants may expire unexercised.

The unit purchase option and its underlying securities will be registered on the registration statement of the Proposed Public Offering, however, the option also grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of the Proposed Public Offering. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders.

10.   Subsequent Events

In April 2007, the Company effected a two-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 1,562,500 shares to its Initial Stockholders. In addition, on May 2007, the Company effected a 1.15-for-one stock split in the form of a stock distribution, which resulted in the issuance of an additional 468,750 shares to its Initial Stockholders. The Company’s financial statements give retroactive effect to such stock distributions.

Until                  , 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$100,000,000

STONE TAN CHINA ACQUISITION CORP.

12,500,000 Units

PROSPECTUS

, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution

Initial Trustees’ fee	$1,000
SEC Registration Fee	6,794
NASD filing fee	22,625
Accounting fees and expense	60,000
Printing and engraving expenses	75,000
Legal fees and expenses	350,000
Miscellaneous	84,581
Total	$600,000

Item 14.                 Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.                 Recent Sales of Unregistered Securities.

(a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act to two persons—one individual and one entity:

Stockholders	Number of Shares
SPAC Trust	2,156,250
Roger W. Stone	1,437,500
Total	3,593,750

Such shares were issued on January 31, 2007 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy persons. The shares issued to the individual and entity above were sold for an aggregate offering price of $25,000, or $.008 per share. No underwriting discounts or commissions were paid with respect to such sales.

Immediately prior to the closing of the offering contemplated by the prospectus of which this is a part, we will sell to our two founding stockholders in a private placement warrants to purchase an aggregate of 1,500,000 shares of our common stock for an aggregate offering price of $1,500,000, or $1.00 per warrant. Such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy persons. No underwriting discounts or commissions were paid with respect to such sales.

Item 16.                 Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Unit Purchase Option to be granted to Representative*
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Richard Tan
10.2	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Roger Stone
10.3	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and SPAC Trust*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.5	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.6	Services Agreement with Pacific Millennium Investment Corporation**
10.7	Form of Registration Rights Agreement among the Registrant, Morgan Joseph & Co., Inc. and the initial stockholders
10.8	Form of Warrant Purchase Agreement between Richard Tan, Roger Stone and the Registrant
10.9	Promissory Note, dated February 27, 2007, issued to SPAC Trust**
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

23.2	Consent of Gumbiner Savett Inc.
24	Power of Attorney (included on the signature page to this registration statement)**

*                    To be filed by amendment.

**             Previously filed.

Item 17.                 Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 15, 2007.

STONE TAN CHINA ACQUISITION CORP.
By:	/s/ RICHARD TAN
Richard Tan,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ RICHARD TAN	Chief Executive Officer and Director
Richard Tan	(Principal Executive and Financial Officer)	June 15, 2007
/s/ ROGER W. STONE	Chairman of the Board of Directors
Roger W. Stone		June 15, 2007

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1	Form of Amended and Restated Certificate of Incorporation**
3.2	By-laws**
4.1	Specimen Unit Certificate**
4.2	Specimen Common Stock Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant**
4.5	Form of Unit Purchase Option to be granted to Representative*
5.1	Opinion of Loeb & Loeb LLP
10.1	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Richard Tan
10.2	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Roger Stone
10.3	Form of Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and SPAC Trust*
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant**
10.5	Form of Securities Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the initial stockholders
10.6	Services Agreement with Pacific Millennium Investment Corporation**
10.7	Form of Registration Rights Agreement among the Registrant, Morgan Joseph & Co., Inc. and the initial stockholders
10.8	Form of Warrant Purchase Agreement between Richard Tan, Roger Stone and the Registrant
10.9	Promissory Note, dated February 27, 2007, issued to SPAC Trust**
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
23.2	Consent of Gumbiner Savett Inc.
24	Power of Attorney (included on the signature page to this registration statement)**

*                    To be filed by amendment.

**             Previously filed.